UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

        Filed by the Registrant [X]        Filed by a Party other than the Registrant [    ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240. 14a-12

(Name of Registrant as Specified in Its Charter)

COGNOS INCORPORATED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9

NOTICE OF MEETING & PROXY STATEMENT

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting (the “Meeting”) of Shareholders of Cognos Incorporated (the “Corporation”) will be held at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, on Thursday, June 23, 2005 at 3:30 p.m., for the following purposes:

l.	to receive the consolidated financial statements of the Corporation in accordance with United States generally accepted accounting principles for the fiscal year ended February 28, 2005 and the reports of the independent registered public accounting firm (“Auditors”) thereon,

2.	to elect directors for the ensuing year,

3.	to appoint Auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the Auditors,

4.	to consider, and if deemed advisable, approve Resolution A reserving additional common shares for the awarding of option grants pursuant to the 2003-2008 Cognos Incorporated Stock Option Plan (the “2003 Option Plan”),

5.	to consider, and if deemed advisable, approve Resolution B amending certain provisions of the Cognos Incorporated 2002-2005 Restricted Share Unit Plan (the “RSU Plan”) to extend the term of the RSU Plan, remove certain grant requirements and increase the number of shares that may be purchased,

6.	to consider, and if deemed advisable, approve Resolution C extending the term of the Cognos Employee Stock Purchase Plan (the “ESPP”), and

7.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 26, 2005 are entitled to receive notice of the Meeting and to vote in respect of the Meeting.

If you received your Meeting materials by mail, this Notice and Proxy Statement is accompanied by the Annual Report of the Corporation, including financial information in accordance with United States (U.S.) generally accepted accounting principles and reconciled to Canadian generally accepted accounting principles for the fiscal year ended February 28, 2005 (the “Meeting Materials”).

Shareholders who consented to access the Meeting Materials through the Internet will have received an email, which contains voting instructions and links to the Annual Report and Proxy Statement at www.cognos.com. If you are interested in receiving information electronically in the future, you may indicate this preference when you vote. This proxy statement and the accompanying proxy were first mailed to shareholders on or about May 26, 2005.

DATED at Ottawa this 13th day of May, 2005.

By Order of the Board of Directors

Ron Zabonini
Board Chair

Your vote is important. Please complete, sign, date and return your form of proxy in the envelope provided, or submit your vote and proxy by phone or over the Internet in order to ensure that your shares are represented at the Meeting.

i

PROXY STATEMENT

ii

3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9

PROXY STATEMENT

(First mailed to Shareholders on or about May 26, 2005)

INFORMATION ON VOTING AND PROXIES

Solicitation of Proxies

The information contained in this Proxy Statement is furnished in connection with the solicitation by or on behalf of the management of Cognos Incorporated (the “Corporation”) of proxies from registered owners of common shares of the Corporation (and voting instructions in the case of non-registered owners of common shares) to be used at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Corporation to be held on June 23, 2005, at 3:30 p.m. at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, or at any adjournment of the Meeting. The costs of solicitation will be borne by the Corporation. The solicitation of proxies will be made primarily by mail. In addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have shares of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or fax following original solicitation. In addition, the Corporation has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket expenses.

The purposes of the Meeting are set out in the Notice of Meeting accompanying this Proxy Statement.

The information contained in this Proxy Statement is given as at May 13, 2005, except where otherwise noted.

All dollar amounts in this Proxy Statement are in United States dollars unless otherwise stated. Foreign currency amounts have been translated into United States dollars using the appropriate exchange rates for United States currency, as reported by the Bank of Canada.

Appointment of Proxies

The persons named in the form of proxy included with this document (the “Proxy Form”) are representatives of management of the Corporation and are either directors or officers of the Corporation. Every shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the Meeting and may do so either by inserting that person’s name in the blank space provided in the Proxy Form or by completing another proper form of proxy. In either case, to be valid, the completed proxy must be delivered to: (a) the Corporation’s transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (“Computershare”), or (b) the Secretary of the Corporation, no later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the Meeting or any adjournment of the Meeting.

Registered Shareholders

A registered shareholder is a shareholder whose share certificate bears the name of the shareholder. If you are a registered shareholder, there are two (2) methods by which you can vote your shares, namely in person at the Meeting or by proxy. If you wish to vote in person at the Meeting, do not complete or return the Proxy Form. Your vote will be taken and counted at the Meeting. Please register with Computershare when you arrive at the Meeting. If you do not wish to attend the Meeting or do not wish to vote in person, you may cast a vote by proxy by properly completing and delivering the Proxy Form by one of the following three (3) methods: (i) mail; (ii) telephone; or (iii) the Internet. In each case, the common shares represented by your proxy will be voted or withheld/abstained from voting, in accordance with your instructions as indicated on your Proxy Form and on any ballot that may be called at the Meeting. Instructions for using each of these methods are contained on the Form of Proxy.

Non-Registered Shareholders

Only registered owners of common shares, or persons they appoint as their proxies, are permitted to attend and vote at the meeting. If you are a non-registered owner, you are entitled to direct how your shares are to be voted or you may obtain a form of legal proxy that will entitle you to attend and vote at the meeting.

Your shares may not be registered in your name but in the name of a depository (such as The Canadian Depository for Securities Limited) or an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). If your shares are registered in the name of an intermediary, you are a non-registered shareholder.

The Corporation has distributed copies of the Notice of Meeting and Proxy Statement, the Proxy Form and the Corporation’s 2005 Annual Report to Shareholders (which includes management’s discussion and analysis) (collectively, the “Meeting Materials”) to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the Meeting Materials or have previously indicated your consent to receive the Meeting Materials electronically, intermediaries are required to deliver them to you as a non-registered shareholder of the Corporation and to seek your instructions on how to vote your shares.

Non-registered shareholders who receive Meeting Materials will typically be given the ability to provide voting instructions in one of two ways: (i) usually, a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instruction on the form (which may, in some cases, permit the completion of the voting instruction form by telephone or electronically), or (ii) occasionally, a non-registered shareholder may be given a proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature), and which is otherwise uncompleted except that it is restricted as to the number of shares beneficially owned by the non-registered shareholder. The intermediary’s form of proxy does not need to be signed by you as the non-registered shareholder and you may vote by completing and sending the form by mail or facsimile only, as described above.

The purpose of these procedures is to allow non-registered shareholders to direct the voting of those shares that they own but which are not registered in their name. Should a non-registered shareholder who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the non-registered shareholder should strike out the names of the persons named in the form of proxy and insert the name of the non-registered holder (or that of another person) in the blank space provided or, in the case of a voting instruction form, follow the directions on the form. In either case, non-registered shareholders should carefully follow the instructions of intermediaries and must register with Computershare upon arrival at the Meeting. You should contact your intermediary immediately if you need assistance.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares, or under applicable stock exchange or other rules, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by broker “non-votes” will, however, be counted in determining whether there is a quorum.

Electronic Delivery of Meeting Materials

Shareholders who have enrolled for electronic delivery of documents will receive from Computershare (in the case of registered shareholders) or from an intermediary or their service provider (in the case of non-registered shareholders) an email notification that the Meeting Materials are available electronically at the Corporation’s website. The notification contains a hyperlink to the Corporation’s website where the Meeting Materials can be viewed.

Revocation of Proxies

A registered shareholder who has given a proxy may revoke the proxy by:

(a)	completing and signing a proxy bearing a later date and depositing it with Computershare in the manner described above;

(b)	depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered offices of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of the Meeting, at which the proxy is to be used, or (ii) with the chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment of the Meeting; or

(c)	in any other manner permitted by law.

A non-registered shareholder may at any time by written notice to the intermediary, revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote originally given to an intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote that is not received by the intermediary at least seven (7) days prior to the Meeting.

Voting of Proxies

The persons named in the Proxy Form will vote the shares in respect of which they are appointed proxy in accordance with the direction of the shareholder appointing them. In the absence of any direction, the shares represented by the proxy will be voted as follows:

Matter	Unless Otherwise Instructed, the Proxy will be Voted

1. Election of Directors	FOR

2. Appointment of Independent Auditors	FOR

3. Approval of Common Shares Reserved under 2003 Option Plan	FOR

4. Approval of Amended RSU Plan	FOR

5. Approval of Amended ESPP	FOR

A simple majority of the votes cast (50%, plus one vote), in person or by proxy, is required for approval of each matter set out above. Votes withheld and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum but are not included in the number of shares present or represented and voting on each matter.

The management of the Corporation knows of no amendment to the matters referred to in the Notice of Meeting or of any other business that will be presented to the Meeting. If any amendment or other business is properly brought before the Meeting, the persons named in the Proxy Form are given discretionary authority to vote on any amendment or on any other business in accordance with their judgment.

Voting Shares and Principal Holders Thereof

The authorized capital of the Corporation consists of an unlimited number of common shares (the “shares”) of which 91,044,811 common shares were issued and outstanding as of the close of business on April 26, 2005 (the “Record Date”), the record date established for notice of the Meeting and for voting in respect of the Meeting.

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote at the Meeting. Shareholders are entitled to one vote for each share registered in their respective names.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Shareholders can choose to access future proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions set out in the Proxy Form. If you are a non-registered shareholder, please refer to the information provided by the intermediary on how to choose to view the Corporation’s proxy statements, annual reports and quarterly reports through the Internet. Choosing to receive the foregoing via the Internet can reduce the printing, shipping and mailing costs incurred by the Corporation in connection with Meeting Materials.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Financial information concerning the Corporation is provided in the Corporation’s audited comparative and consolidated financial statements for the year ended February 28, 2005 and the related management discussion and analysis. The Corporation files an Annual Report on Form 10-K (the “Form 10-K”) with the United States Securities and Exchange Commission (the “SEC”). A copy of the Form 10-K, including the audited comparative consolidated financial statements of the Corporation for the year ended February 28, 2005 and the related management discussion and analysis, is included in the 2005 Annual Report, which accompanies this Proxy Statement. A copy of the Form 10-K can be retrieved electronically from the EDGAR system by accessing the Corporation’s public filings at www.sec.gov.

The Corporation also files the Form 10-K as an Annual Information Form (the “AIF”) with Canadian securities regulators. A copy of the most recent AIF, together with 1 copy of any document, or pertinent pages of any document, incorporated by reference in the AIF; the audited comparative consolidated financial statements for the year ended February 28, 2005, together with the accompanying report of the Auditor, and any subsequent unaudited interim financial information of the Corporation; and a copy of the Proxy Statement are available to anyone, upon request, from the Corporation’s Secretary. The foregoing documents or pertinent pages are available without charge to security-holders of the Corporation. This information, and other information relating to the Corporation, can also be retrieved electronically from the SEDAR system by accessing the Corporation’s public filings at www.sedar.com.

All documents required to be filed in Canada or the United States may also be accessed via the Corporation’s website at www.cognos.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out information known to the Corporation as of the Record Date as to ownership of shares of the Corporation, by: (i) each of the directors and nominees for director; (ii) each of the named executive officers; (iii) all executive officers and directors as a group; and (iv) persons known by the Corporation to be the beneficial owner of more than 5% of its outstanding shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that are or may become exercisable within sixty (60) days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage (2)

FMR Corp.	9,635,990	10.6%
82 Devonshire Street,
Boston, MA, U.S.A. 02109

Robert G. Ashe (3)	460,167	*
Renato Zambonini (4)	404,097	*
Tony Sirianni (5)	239,448	*
Tom Manley (6)	181,050	*
Peter Griffiths (7)	143,483	*
James M. Tory (8)	56,000	*
David Laverty (9)	51,318	*
Robert W. Korthals (10)	37,000	*
Pierre Y. Ducros (11)	27,000	*
John E. Caldwell (12)	25,800	*
Bill Russell (13)	10,000	*
John Rando (14)	5,000	*
Paul D. Damp (15)	3,000	*
Directors and Executive Officers as a group	1,955,115	2.1%
(16 persons) (2) (16)

* Indicates less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is in care of Cognos Incorporated, 3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9.

(2)	Percentage ownership is calculated using as the denominator the total shares outstanding as of the Record Date plus the number of shares which the person, entity, or group indicated has a right to purchase pursuant to options currently exercisable or exercisable on or before June 25, 2005. Reference to shares that the persons named have the right to acquire through options includes options currently exercisable or exercisable on or before June 25, 2005.

(3)	Includes 357,500 shares which Mr. Ashe has the right to acquire by exercise of stock options through June 25, 2005.

(4)	Includes 220,000 shares which Mr. Zambonini has the right to acquire by exercise of stock options through June 25, 2005.

(5)	Includes 220,000 shares which Mr. Sirianni has the right to acquire by exercise of stock options through June 25, 2005.

(6)	Includes 165,050 shares which Mr. Manley has the right to acquire by exercise of stock options through June 25, 2005.

(7)	Includes 141,750 shares which Mr. Griffiths has the right to acquire by exercise of stock options through June 25, 2005.

(8)	Includes 15,000 shares which Mr. Tory has the right to acquire by exercise of stock options through June 25, 2005.

(9)	Includes 47,752 shares which Mr. Laverty has the right to acquire by exercise of stock options through June 25, 2005.

(10)	Includes 15,000 shares which Mr. Korthals has the right to acquire by exercise of stock options through June 25, 2005.

(11)	Includes 12,000 shares which Mr. Ducros has the right to acquire by exercise of stock options through June 25, 2005.

(12)	Includes 25,000 shares which Mr. Caldwell has the right to acquire by exercise of stock options through June 25, 2005.

(13)	Includes 10,000 shares which Mr. Russell has the right to acquire by exercise of stock options through June 25, 2005.

(14)	Mr. Rando has not been awarded any options. At the time of his appointment to the Board, the Corporation did not have a stock option plan from which to make such a grant. In lieu, Mr. Rando received a grant of 5,000 deferred share units under the deferred share unit plan for directors. Subsequently, the Corporation adopted a general policy of awarding directors deferred share units instead of options. (See “COMPENSATION OF DIRECTORS”).

(15)	At the time of his appointment to the Board, Mr. Damp received a grant of 5,000 deferred share units under the deferred share unit plan for directors in accordance with its general policy of awarding directors deferred share units instead of options. (See “COMPENSATION OF DIRECTORS”).

(16)	The group is comprised of the individuals named in the Summary Compensation Table, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on the Record Date. The amount shown includes 1,500,302 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation’s stock option plans through June 25, 2005.

Statements contained in the table as to securities beneficially owned or controlled by directors and officers, in each instance, are based on information obtained from such directors and officers. The Corporation does not have a significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

BUSINESS OF THE ANNUAL AND SPECIAL MEETING

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Corporation for the year ended February 28, 2005 and the Auditors’ report thereon will be presented to the Meeting. They are included in the 2005 Annual Report, which accompanies this Proxy Statement. They are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and reconciled to Canadian GAAP (in each case in United States dollars). In accordance with the provisions of the Canada Business Corporations Act, the financial statements will not be the subject of any vote at the Meeting.

ELECTION OF DIRECTORS

The Articles of the Corporation provide for a Board of Directors (“Board”) of not less than three (3) and not more than twelve (12) directors, each of whom is to be elected on an annual basis. Currently, the Board is set at 9 directors and there are no vacancies on the Board. Nine (9) directors will be elected at the Meeting. Seven (7) of the director nominees are independent directors, within the meaning of the independence standards of the Nasdaq Stock Market (“Nasdaq”) and the SEC. The remaining two (2) director nominees, Mr. Zambonini and Mr. Ashe, are not independent directors as Mr. Ashe is currently the Corporation’s Chief Executive Officer and Mr. Zambonini was the Corporation’s Chief Executive Officer until June 23, 2004. All of the Corporation’s current directors were elected at the last annual meeting of shareholders. Each director elected will hold office until the next annual meeting or until a successor is duly elected or appointed.

The persons named in the Proxy Form will (unless authority to vote is withheld) vote in favor of the election of the nine (9) nominees listed below, or if one of those nominees is unable or unwilling to serve (an event that management has no reason to believe will occur), the persons named in the Proxy Form reserve the right to fix the number of directors sought to be elected at the Meeting at less than nine (9) or to vote for a substitute at their discretion.

The following table sets out, as of the Record Date, the name and age of each person nominated for election as a director; their province or state and country of residence; their period of service as a director; the principal occupation, business or employment of the nominee during at least the last five (5) years; all other positions with the Corporation (or its significant subsidiaries) now held by the nominee, if any; the name of any other publicly-traded corporations of which the nominee is a director; and the number of common shares beneficially owned or over which control or direction is exercised and the number of deferred share units of the Corporation’s shares held by each of them.

Name (Age) (Province/State and Country of Residence) Principal Occupation/Business/Employment	Director Since	Shares Beneficially Owned or Controlled	Deferred Share Units Held

Robert G. Ashe (46) (Ontario, Canada) President and Chief Executive Officer of the Corporation since June 23, 2004. President and Chief Operating Officer of the Corporation from April 2002 to June 2004, Chief Corporate Officer of the Corporation from May 2001 to April 2002 and Senior Vice President, Worldwide Customer Services of the Corporation from July 1999 to May 2001. An employee of the Corporation since 1984. Currently not a Director of any other company.	2004	102,667	__

John E. Caldwell (55)(1) (Ontario, Canada) Since October 2003, Chair, Interim President and CEO of SMTC Corporation, an electronics manufacturing services provider. Independent Consultant, from November 2002 to September 2003. Consultant to GEAC Computer Corporation Limited, from December 2001 to October 2002. President and Chief Executive Officer of GEAC, from October 2000 to December 2001. Private Investor from October 1999 to October 2000. Currently a Director of Faro Technologies Inc., SMTC Corporation, ATI Technologies Inc., Sleeman Breweries Ltd. and Stelco Inc.	2000	800	8,594.29

Paul D. Damp (49) (Ontario, Canada) Managing Partner, Kestrel Capital Partners, an investment firm, since January 1995. Non-executive Vice-Chairman of AIT Advanced Information Technologies, Inc. from September 1999 to July 2002. Non-executive Chairman, Architel Systems Corporation, a telecommunications software provider, from June 1998 to June 2000. Currently a Director and non-executive Chairman of Davis and Henderson Income Fund and Director of Home Equity Income Trust.	2003	3,000	10,488.77

Name (Age) (Province/State and Country of Residence) Principal Occupation/Business/Employment	Director Since	Shares Beneficially Owned or Controlled	Deferred Share Units Held

Pierre Y. Ducros (66) (Quebec, Canada) President, P. Ducros & Associates Inc, a private investment firm, since June 1996. Currently a Director of Emergis Inc., Manulife Financial Corporation, eNGENUITY Technologies Inc., and Nstein Technologies Inc.	1986	15,000	8,353.74

Robert W. Korthals (71)(2) (Ontario, Canada) Chairman, Ontario Teachers Pension Plan Board since January 2000. Currently a Director of Bucyrus International, Inc., Easyhome Ltd., Jannock Properties Limited, Great Lakes Carbon Income Fund, several Mulvihill mutual funds, Rogers Communications Inc. and Suncor Energy Inc.	1997	22,000	8,988.15

John J. Rando (53)
(New Hampshire, U.S.A.)
Chairman, Ecora Software Corporation since March 2000 and Director of The Capital Markets Company, N.V. since November 2004. Chairman and employee, Storability Software Inc. from January 2002 to October 2004, and Chairman, @Stake, Inc. from November 1999 to October 2004. Director of ePresence Inc. from October 1999 to June 2004. Partner, Flagship Venture Partners, NewcoGen Group, from November 1999 to November 2002. Director Yankee Energy Systems, Inc. June 1997 to December 2002. Currently not a Director of any public company other than the Corporation.	2002	5,000	10,910.39

Name (Age) (Province/State and Country of Residence) Principal Occupation/Business/Employment	Director Since	Shares Beneficially Owned or Controlled	Deferred Share Units Held

Bill V. Russell (53) (California, U.S.A.) Non-executive Chairman, Network Physics Inc. since 2003. Vice President, Global Alliances, Hewlett-Packard Company, from May 2002 to May 2003. General Manager, Software Solutions Organization, Hewlett Packard, from September 1999 to May 2002. Vice President and General Manager, Enterprise Systems Group, Hewlett Packard, from May 1997 to September 1999. Currently Chair of Webmethods Inc.	2001	Nil	8,106.96

James M. Tory, Q.C. (75) (Ontario, Canada) Lead Director of the Corporation since June 2004. Board Chair of the Corporation from September 1995 to June 2004. Chair Emeritus and Counsel, Torys LLP, lawyers, New York and Toronto, since March 1995 and previously a partner in that firm. Currently a Director of Inmet Mining Corporation and Canadian Real Estate Investment Trust.	1982	41,000	17,655.60

Renato (Ron) Zambonini (58) (Ontario, Canada) Board Chair of the Corporation since June 2004. Chief Executive Officer of the Corporation from September 1995 to June 2004 and President from January 1993 to April 2002. Currently a Director of The Reynolds and Reynolds Company, Emergis Inc. and Computer Associates International, Inc.	1994	184,097	722.29

(1)	Mr. Caldwell is a director at Stelco Inc. which sought protection under the Companies’ Creditors Arrangement Act (Canada) in 2004 and was a director at Mosiac Group Inc. which filed for court protection, on December 17, 2002, under the Companies’Creditors Arrangement Act (Canada) and under Chapter 11 of the U.S. Bankruptcy Code.

(2)	Mr. Korthals was a director at Anvil Range Mining which sought protection under the Companies’ Creditors Arrangement Act (Canada) in 1998. Creditors were paid in full. Having served on the Board of Rogers Communications Inc. for 10 years, Mr. Korthals will not be standing for reelection at its next Annual and General Meeting.

INDEPENDENCE AND BOARD COMMITTEES

The following table summarizes the independence of current Board members and director nominees and sets out their Committee memberships as of the Record Date. Independence is determined with reference to the rules of Nasdaq and are consistent with the current guidelines of the Toronto Stock Exchange (“TSX”) for “outside” and “unrelated” directors”.

COMMITTEES
DIRECTORS

	Audit	Human Resources & Compensation	Corporate Governance & Nominating

Independent/Unrelated Outside Directors (1)

John E. Caldwell (2)	Chair		X

Paul D. Damp (2)	X		X

Pierre Y. Ducros		X	X

Robert W. Korthals		Chair	X

John J. Rando		X	X

Bill V. Russell	X		X

James M. Tory (3) (4)			Chair

Not Independent/Related Outside Director

Ron Zambonini (5)

Management Inside (Not Independent) Director

Robert G. Ashe (6)

MEETINGS IN 2005	10	8	2

(1)	In May 2005, the Board determined the independence of each of the directors, taking into consideration the above referenced Nasdaq rules, the TSX guidelines and other good corporate governance standards.

(2)	Qualifies as an “audit committee financial expert” under U.S. regulatory requirements. In May 2005, the Board determined the eligibility of each director to be designated an “audit committee financial expert” under such requirements.

(3)	For information on other relationships, see “Certain Relationships and Other Transactions”.

(4)	Mr. Tory is the Corporation’s Lead Director. In March 1995, Mr. Tory retired as a partner of Torys LLP, a legal firm located primarily in Toronto, Ontario, Canada and was named Chair Emeritus and Counsel. Torys LLP provides legal advice to the Corporation in a number of areas as one its principal Canadian legal advisors. Last fiscal year, Torys LLP received fees in the approximate amount of CDN$104,825, representing less than 10% of the Corporation’s total legal fees paid, less than 5% of Torys LLP’s revenues, and less than the $200,000 Nasdaq Marketplace Rules threshold if Mr. Tory had been an active partner. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to the Corporation. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office.

(5)	Mr. Zambonini is not independent, as he was the Corporation’s Chief Executive Officer from September 1995 to June 2004.

(6)	Mr. Ashe is not independent, as he was the Corporation’s President and Chief Operating Officer from April 2002 to June 2004 and has been the President and Chief Executive Officer since June 2004.

THE BOARD, BOARD MEETINGS AND BOARD COMMITTEES

Pursuant to its mandate, the Board’s role is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The Board has 5 regularly scheduled meetings each year – one following the end of each fiscal quarter and a strategic planning session. The Board and its committees also hold special meetings and act by written consent from time to time as appropriate. Board meetings include regularly scheduled sessions for the Board to meet with the Chief Executive Officer as well as for the independent directors to meet without management present. There is an established Standing Agenda, which requires the Board to annually address and discuss all matters within its purview. During the 2005 fiscal year, the Board met 9 times with each director attending all of the meetings. With the exception of 1 director who was absent from 1 meeting, each director also attended all committee meetings. Each member of the Board is encouraged to attend the Corporation’s annual meeting of shareholders. All directors attended the Corporation’s 2004 Annual and Special Meeting of Shareholders except Mr. Russell who had prior commitments.

The Board has delegated various responsibilities and authority, as detailed below, to the Audit Committee, the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee. Greater detail regarding the role and responsibilities of the Board and each of the committees is set out in written mandates that may be accessed at the Corporation’s website at http://www.cognos.com/company/governance/mandates.html.

Audit Committee

The Audit Committee is directly responsible for the Corporation’s relationship with the external Auditor, including recommending the appointment, establishing the compensation and conducting oversight of the external Auditor’s work, as well as establishing policies and procedures relating to the provision of audit and non-audit services by the external Auditor or any other entity. The Committee is also responsible for the adequacy and effectiveness of the Corporation’s policies and procedures concerning financial reporting, internal accounting, financial controls, management information, and risk management. The Committee meets with the independent Auditors of the Corporation on a regular basis without members of management present and has the power to retain or appoint experts and advisors at the Corporation’s expense. The Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services.

Each member of the Committee is an independent and unrelated director and is able to read and understand financial statements. At least 1 member of the Committee must have an accounting certification or comparable equivalent. The Board has determined that the current membership of the Committee complies with these requirements and has by resolution declared each of Mr. Caldwell and Mr. Damp as “audit committee financial experts” in accordance with rules promulgated by the SEC. While Mr. Russell is not an “audit committee financial expert”, he does have experience in understanding accounting principles and financial statements as a result of approximately 20 years business experience at Hewlett Packard. As the Committee reviews the quarterly financial statements and the annual financial statements prior to their approval by the full Board, it meets not less frequently than each fiscal quarter in conjunction with each quarterly Board meeting. At each of these meetings, the Committee also meets with the Auditors without management present. In addition, the Committee meets once quarterly to review the corporation’s Quarterly Report on Form 10-Q, including the management discussion and analysis. The Committee met 10 times during fiscal year 2005 with all Committee members present at each meeting. The Committee continues to use a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview. A copy of the Audit Committee Mandate is attached as Annex 5.

Corporate Governance and Nominating Committee

The membership of the Corporate Governance & Nominating Committee comprises the Lead Director and all independent directors of the Corporation as defined by the SEC and Nasdaq. The Committee is responsible for making recommendations to the Board with respect to: (a) all matters relating to the stewardship role of the Board in respect of the management of the Corporation, and (b) procedures necessary to allow the Board to function independently of management. The scope of the Committee’s duties include such matters as establishing the roles and responsibilities of directors, establishing Board Committees and reviewing their mandates, recruiting Board nominees, and assessing the effectiveness of the Board and its Committees. As well, the Committee is responsible for establishing procedures for effective Board meetings, ensuring that Board processes are in place for oversight of strategic direction, and oversight of the Corporation’s investor relations and public relations activities. The Committee typically meets immediately subsequent to every regularly scheduled quarterly Board meeting and at such other times as it deems proper. The Committee met twice during fiscal year 2005 with all Committee members present at each meeting. The Committee has established a Standing Agenda in order to review and consider matters within its purview on a regular basis.

Human Resources and Compensation Committee

The Human Resources & Compensation Committee assists the Board in setting objectives for the Chief Executive Officer, assessing his performance and making recommendations to the Board as to his compensation. The Committee is responsible for succession planning for senior management, including the Chief Executive Officer. It also reviews and approves the compensation for other members of senior management based, in part, on the recommendations of the Chief Executive Officer. In addition, the Committee reviews and approves significant human resources policies of the Corporation, including long-term incentive programs, compensation, benefits, and overall compensation policies. During the 2005 fiscal year, the Committee retained an independent consultant to provide advice regarding decisions and matters within the Committee’s purview, including senior management and board compensation. The Committee generally meets prior to each quarterly meeting of the Board and at such other times as may be necessary. With the exception of 1 member who was absent from 1 meeting, the Committee met 8 times during fiscal year 2005 with all Committee members present at each meeting. It has established a Standing Agenda to enable it to annually address and discuss all matters within its purview.

APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the Meeting to appoint Ernst & Young LLP as Auditors of the Corporation for the fiscal year ending February 28, 2006 and to authorize the Audit Committee of the Board to fix Ernst & Young LLP’s remuneration. Ernst & Young LLP has been Auditors of the Corporation since January 1984. In keeping with the Board’s view of the intent of the Sarbanes-Oxley Act of 2002, the audit partner assigned to the audit by the Auditors was rotated prior to the commencement of activities relating to the audit for the fiscal year ending February 29, 2004 and the Audit Committee Mandate was revised in April 2004 to establish the Audit Committee’s responsibility to ensure that the external Auditor rotates its lead partner for the audit at least once every 5 years. The appointment of Auditors is approved annually by the Board on the recommendation of the Audit Committee and, as required by the provisions of the Canada Business Corporations Act, is subsequently submitted to the shareholders for ratification. For a discussion of the matters considered by the Audit Committee in reaching its recommendation (see “AUDITOR INDEPENDENCE – Audit Committee Report”).

Arrangements have been made for one or more representatives of Ernst & Young LLP to attend the Meeting. These representatives will be offered the opportunity to address the Meeting and will be available to respond to questions from shareholders.

VOTING

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting will be required to pass this resolution. The Board recommends a vote FOR the appointment of Ernst & Young LLP as Auditors for the fiscal year ending February 28, 2006.

EXPENSING OF OPTIONS – 2003 ANNUAL MEETING UPDATE

At the June 2003 Annual and Special Meeting of Shareholders, the Corporation’s shareholders approved a proposal made by the Carpenters’ Local 27 Benefit Trust Funds, requiring the Board to record the expense of all future stock options awarded to senior executives in the Corporation’s annual income statement. The Board undertook to study the issue and respond to shareholders prior to the June 2004 Annual and Special Meeting of Shareholders. In a letter to the shareholders dated January 9, 2004 (which was discussed with the Carpenters beforehand), the Corporation responded to shareholders, advising that the Board had considered the matter at length and concluded that it agreed unequivocally with the principle that all stock options, including those issued to non-executives, should be recorded as an expense in the Corporation’s annual income statement. However, the Corporation further stated that it would do so in connection with the development of uniform standards by regulators in the United States and Canada, which in each case were in advanced stages of development at that time. To that end, the Corporation advised that it (a) would begin expensing stock options in its Canadian GAAP financial statements in the fourth quarter of fiscal year 2004, retroactive to the beginning of the fiscal year, consistent with the uniform rules of the Canadian Institute of Chartered Accountants (“CICA”) relating to the expensing of stock options and (b) would expense stock options in its U.S. GAAP financial statements as soon as practicable following the finalization and implementation of appropriate standards.

The Corporation’s Canadian GAAP financial statements for fiscal years 2004 and 2005 expense stock options consistent with the applicable CICA rules. In December 2004, the Financial Accounting Standards Board (“FASB”) issued uniform rules relating to stock option expensing under U.S. GAAP requiring companies to start expensing the fair-value of stock options in fiscal quarters beginning after June 15, 2005. The SEC recently amended the compliance dates for implementation of these rules to fiscal years beginning after June 15, 2005. The Corporation is currently examining the different valuation methods and other changes resulting from the new rules and will be expensing stock options under U.S. GAAP commencing on March 1, 2006.

2003-2008 STOCK OPTION PLAN – REQUEST TO RESERVE ADDITIONAL COMMON SHARES

Request to Reserve Additional Common Shares

At the 2004 Annual and Special Meeting of Shareholders, shareholders approved the reservation of an additional 1,800,000 shares (the “2004 Option Pool”) under the 2003 Option Plan. As has been the Corporation’s practice since the adoption of the 2003 Option Plan, the 2004 Option Pool was used to satisfy the Corporation’s option requirements until this Meeting. As of the Record Date, only 114,525 shares of the 2004 Option Pool remain available for option awards and approximately 30,000 of those remaining shares have already been designated for award to new senior management hires and promotions occurring after the Record Date. The Corporation requests shareholder approval to reserve an additional 1,800,000 common shares (the “2005 Option Pool”) for awards pursuant to the 2003 Option Plan in order to maintain option awards as an important component of the Corporation’s long-term compensation strategy for retaining and providing long-term incentives to key employees and senior executives. The 2005 Option Pool is intended to address the Corporation’s option requirements until the next Annual Meeting of Shareholders.

In fiscal year 2003 and afterwards, the Corporation has responded to shareholder concerns regarding option awards in a significant manner by:

•	Endeavoring to reduce its “option overhang” (the sum of all stock options outstanding under all option plans plus all stock options available for grant under all option plans divided by the issued and outstanding shares of the Corporation);

•	Significantly reducing the number of options awarded annually under the 2003 Option Plan to target 2.0% of the outstanding shares (“burn rate”); and

•	Implementing 2003 Option Plan terms that (a) bar non-employee directors and consultants from participating in the 2003 Option Plan, (b) provide that all options expire within 5 years after grant, (c) prohibit repricing or exchange without shareholder consent, and (d) remove across-the-board option acceleration on a change of control.

During fiscal year 2005, approximately 2,236,000 options, in the aggregate, were exercised under all of the option plans. The exercise of these options, together with the sharp reduction in the number of stock options awarded during the 2 prior fiscal years, has significantly decreased the Corporation’s option overhang from 16.8% at the end of fiscal year 2002 to a current option overhang, inclusive of the additional 1,800,000 shares being requested, of 13.9% as of Record Date.

Reserving an additional 1,800,000 shares will result in a maximum annual burn rate of 2.0%. The average burn rate over the past three fiscal years is 2.6%. The 3 year average burn rate will be 2.0% or less at the end of the 2006 fiscal year.

As one method of assessing the cost of option plans to shareholders, the Corporation monitors option plan costs in light of the Institutional Shareholder Services (“ISS”) shareholder value transfer (“SVT”) cost model and its voting power dilution (“VPD”) test. The SVT cost model assesses a company’s option plan cost using a binomial pricing model, expressed as a percentage of total market value. The VPD test assesses the dilutive impact of a company’s stock option plans. The combined results of both the SVT cost model and the VPD test are then compared relative to an allowable cap applicable to the company. At the Record Date, the Corporation believes that the 2003 Option Plan, including the additional shares, is below the allowable ISS cap applicable to the Corporation.

The Corporation will continue to review its approach to the 2003 Option Plan prior to subsequent Annual Meetings of Shareholders with a view to maintaining an appropriate balance between the transfer of shareholder value and the use of stock options as an incentive to attract and retain key employees and senior executives.

The following table summarizes the status, as of the Record Date, of the 2003 Option Plan, as well as the 1997-2002 Stock Option Plan (the “1997 Option Plan”), the 1993-1998 Stock Option Plan (the “1993 Option Plan”) and the Adaytum 1999 Stock Option Plan (the “Adaytum Plan”). These plans are all “security-based compensation arrangements” for the purposes of the disclosure requirements of the TSX.

Plan	Number of Shares to be issued upon Exercise of Outstanding Options	Number of Shares Issuable Pursuant to Vested Options		Number of Shares Remaining Available for Option Award

2003 Option Plan (1)	3,366,138	295,685	(1)	114,525	(2)

1997 Option Plan (3)	7,074,703	5,632,029		Nil

1993 Option Plan (3)	2,200	2,200		Nil

Adaytum Plan (3)(4)	376,542	113,434		Nil

Total	10,819,583	6,043,348		114,525

(1)	The total number of options for shares issued (3,366,138) and issuable (114,525) pursuant to the 2003 Option Plan, with the addition of the 2005 Option Pool (1,800,000), is 5,280,663, representing approximately 5.8% of the Corporation’s outstanding capital (91,044,811) as at the Record Date. The 295,685 shares issuable pursuant to vested options represent approximately 25% of the shares issuable pursuant to options granted in fiscal year 2004. These are the only options vested under the 2003 Option Plan. Another 25% of the fiscal year 2004 option grant and an initial 25% of the fiscal year 2005 option grant will vest in July and August 2005, respectively.

(2)	Approximately 30,000 of these shares are designated for award to new senior management hires or promotions occurring subsequent to the Record Date.

(3)	These plans have expired and no further shares are available for future grants, though existing option grants continue to vest.

(4)	The Adaytum Plan expired on the closing of the Merger Agreement between the Corporation and Adaytum Inc. dated January 10, 2003 (“Merger Agreement”). These shares represent options originally issued by Adaytum Inc. and subsequently assumed by the Corporation under the terms of its Merger Agreement with Adaytum Inc. dated January 10, 2003.

If approved by shareholders, the 2005 Option Pool and the balance available in the 2004 Option Pool would amount to 1,914,525 shares (consisting of the remaining 114,525 and the additional 1,800,000). The aggregate maximum number of shares reserved under the 2003 Option Plan since its inception would increase to 5,360,000 shares (1,760,000 original shares and 1,800,000 additional shares in each of fiscal years 2005 and 2006) of which 79,337 have been exercised under the 2003 Option Plan as of the Record Date. The number of shares for which options have already been issued pursuant to the 2003 Option Plan is 3,366,138, resulting in 1,914,525 shares remaining reserved for the issuance of options.

The Corporation has expensed options for Canadian GAAP purposes for the current fiscal year in accordance with the requirements of Canadian regulators. The Corporation is currently examining the different valuation methods and other changes resulting from the new FASB rules and will be expensing stock options under U.S. GAAP commencing on March 1, 2006. (See “EXPENSING OF OPTIONS – 2003 ANNUAL MEETING UPDATE”.)

Summary Description of 2003 Option Plan Provisions

The full text of the 2003 Option Plan is attached to this Proxy Statement in Annex 1. If there is any discrepancy between this summary and the 2003 Option Plan, the terms of the 2003 Option Plan will prevail in all instances.

The 2003 Option Plan expires on July 1, 2008, except as to options outstanding. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the 2003 Option Plan. The Committee determines the participant eligibility, and prescribes the terms and conditions of the options granted. All employees of the Corporation and its subsidiaries are eligible to participate. Non-employee directors, consultants, and contractors are not eligible. As of the Record Date, approximately 3,378 employees of the Corporation were eligible to participate in the 2003 Option Plan. Currently, 3,560,000 Common Shares of the Corporation have been reserved for issuance under the 2003 Option Plan.

The following restrictions will apply to all grants of options under the 2003 Option Plan:

(a)	the number of shares reserved for issuance under options granted to Insiders (having the meaning given to the term “insiders” in the rules of the TSX Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) and reserved for issuance under any other share compensation arrangements (having the meaning given to the term “share compensation arrangement” in the TSX Rules), may not exceed 10% of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)	Insiders may not, within a 12 month period, be issued a number of Common Shares under the 2003 Option Plan and/or under any other share compensation arrangement of the Corporation exceeding 10% of the outstanding issue;

(c)	any one Insider and that Insider’s associates (as that term is defined in the Securities Act (Ontario)) may not, within a 12 month period, be issued a number of Common Shares under the 2003 Option Plan and/or under any other share compensation arrangement of the Corporation exceeding 5% of the outstanding issue; and

(d)	the number of common shares reserved for issuance to any one participant under options granted under the 2003 Share Plan or under any other option to purchase shares from treasury granted under any share compensation arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

The exercise price for options cannot be less than 100% of the market price of the common shares on the TSX (or if that price is not available, the price on the Nasdaq Stock Market) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option (“ISO”) and at the time of grant own shares controlling more than 10% of the combined voting power of the Corporation or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must be made in Canadian dollars, payable by cash, cheque or by such other method as may be authorized by the Committee. As of the Record Date, the closing market price of the Corporation’s Common Shares on the TSX was CDN $50.56 and on the Nasdaq was U.S. $40.47.

The 2003 Option Plan limits the amount of ISOs that may become exercisable under the 2003 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). The Corporation intends to designate any options granted in excess of that limitation as non-qualified options (“NQOs”).

Stock Appreciation Rights cannot be granted under the 2003 Option Plan.

Option awards under the 2003 Option Plan expire 5 years from the date of grant or any shorter period as may be determined by the Committee when options are granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify.

If a participant ceases to be employed by the Corporation other than by reason of retirement, death, or for cause (as defined in the 2003 Option Plan), the participant must exercise any exercisable installments of an option within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 2003 Option Plan), the right to exercise any option terminates immediately upon discharge.

If a participant dies, the 2003 Option Plan provides that all options issued to the Participant shall become exercisable immediately prior to the death of the participant and may be exercised by the Participant’s estate or representative within a period of 2 years after death (1 year for senior executives). If a Participant retires, the 2003 Option Plan provides for a period of 2 years after retirement within which the vested options may be exercised. The 2003 Option Plan defines “retirement” using a three-part test: (i) the participant’s age and aggregate number of years of service with the Corporation totals 75 or greater, (ii) the participant ceases to be employed with the Corporation for reasons other than cause, and (iii) the participant undertakes to cease full-time employment with any party.

The 2003 Option Plan makes provisions for the disposition and adjustment of the number of options granted under the 2003 Option Plan, if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets, the 2003 Option Plan provides for the Committee or the board of directors of any entity assuming the obligations of the Corporation to make appropriate provision for outstanding options to be maintained, exercised, or terminated.

The 2003 Option Plan contains no provision to automatically accelerate options if there is a change of control of the Corporation. The Committee does, however, have the right to accelerate the date of exercise of any option or installment thereof.

Options are not assignable or transferable except by will or the laws of descent and distribution. Shares reserved for options which expire unexercised or are cancelled can be reused for additional option grants prior to expiration of the 2003 Option Plan. The Corporation does not provide any financial assistance for the purchase of common shares under the 2003 Option Plan.

The Board may terminate or amend the 2003 Option Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the 2003 Option Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE 2003 OPTION PLAN

The following summarizes certain U.S. federal income tax consequences to the Corporation and to optionees who are U.S. citizens or residents of grants under the 2003 Option Plan.

With respect to options that are “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (for the purposes of this section, “Code”), in general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the ISO, and no corresponding U.S. federal tax deduction is allowed to the Corporation upon either grant or exercise of an ISO. The amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is generally included as an item of income for purposes of, and therefore may be taxable under, the alternative minimum tax.

If the optionee does not dispose of the shares acquired upon exercise of the ISO within (i) 2 years following the date the option was granted or (ii) 1 year following the date the shares are issued to the optionee pursuant to the ISO exercise (“Holding Periods”), then for U.S. federal income tax purposes the difference between the amount realized on a subsequent disposition of the shares and the exercise price will generally be treated as long term capital gain or loss to the optionee.

If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then, for U.S. federal income tax purposes:

•	in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and taxed as ordinary income in the year of such disposition; and the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes at such time; and

•	any excess of the amount realized by the optionee in the Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain (long term capital gain if the optionee’s holding period for the shares exceeds one year).

With respect to Options granted under the 2003 Option Plan that do not qualify as ISOs (“Non-Qualified Options” or “NQOs”), for U.S. federal income tax purposes:

•	the optionee generally does not realize any taxable income upon the grant of a NQO;

•	the optionee generally will recognize ordinary compensation income at the time of exercise of a NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price and the Corporation generally should be entitled to a corresponding tax deduction for federal income tax purposes at that time; and

•	when the optionee sells the shares acquired pursuant to the exercise of a NQO, the optionee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee’s basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

Special rules apply if the stock acquired pursuant to the exercise of an ISO or a NQO is subject to vesting or other restrictions considered substantial risks of forfeiture under the Code. The Corporation will not be entitled to deductions for U.S. federal income tax purposes in connection with awards under the 2003 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Corporation exceeds the $1 million dollar limitation of Section 162(m) of the Code.

VOTING

The request by the Corporation for an additional 1,800,000 shares to be reserved under the Plan requires the approval of a simple majority of shares represented and entitled to vote at the Meeting. The Board recommends a vote FOR Resolution A and approval of the reservation of an additional 1,800,000 shares for the 2003 Option Plan.

OTHER OPTION PLAN DISCLOSURE

In accordance with the disclosure requirements of the TSX regarding “security-based compensation arrangements”, the Corporation is providing further disclosure in respect of the 1997 Option Plan, the 1993 Option Plan and the Adaytum Option Plan in Annexes 1.1, 1.2, and 1.3, respectively. These Annexes provide a summary of the terms of each of the foregoing plans.

2002–2005 RESTRICTED SHARE UNIT PLAN – REQUEST TO AMEND CERTAIN PROVISIONS AND TO EXTEND THE TERM

The RSU Plan is not a “security-based compensation arrangement” for the purposes of the disclosure requirements of the TSX as no securities are issued from treasury under the RSU Plan.

The Corporation is requesting shareholder approval to: (i) extend the term of the RSU Plan by 10 years to September 30, 2015; (ii) increase the number of shares that may be purchased under the RSU Plan from 2,000,000 shares to 3,000,000 shares; and (iii) delete Section 4B to eliminate the requirement that the aggregate number of shares granted in each year to directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) shall not exceed 50% of the aggregate number of shares granted to all participants during such year. Annex 2 contains the complete text of the RSU Plan, including Section 4B.

The RSU Plan was adopted by the Board on September 25, 2002 and expires on September 30, 2005. Shareholder approval of the RSU Plan was not required at the time of Board approval, and shareholder approval for the proposed amendments is not currently required under the TSX rules and applicable Canadian law. Shareholder approval of the amendments is, however, required under the rules of the Nasdaq. Although the Corporation may, pursuant to the Nasdaq Marketplace Rules, seek an exemption to the shareholder approval requirement, the Corporation has determined that seeking shareholder approval is in keeping with its corporate governance practices and is in the interest of shareholders. An increase in authorized shares will provide the Corporation with more flexibility and certainty in its long term compensation planning and strategies, particularly in light of the proposed extended term of the RSU Plan. While the Corporation has already instituted initiatives of this nature on a small scale, the current term and the restrictions of Section 4B hamper the feasibility of a broader compensation program of this type and limits the Corporation’s flexibility generally in the equity-based compensation area.

The RSU Plan is an equity-based compensation plan that is non-dilutive to shareholders. The RSU Plan authorizes the issue of restricted share units (“RSUs”) to employees, officers and members of the Board of the Corporation and its subsidiaries. All shares delivered to participants in the RSU Plan are authorized, issued and outstanding common shares purchased by the RSU Plan’s trustees on the open market prior to the RSU grant and funded by the Corporation. RSUs are recorded as treasury shares on the Corporation’s balance sheet and deducted from stockholders’ equity. The fair market value of the shares paid by the trustee is expensed by the Corporation in accordance with the vesting provisions of the RSUs. Once the RSUs are fully vested and the value of the shares has been expensed, the Corporation awards the shares to the employee and reduces the number of treasury shares it owns accordingly. The new accounting rules recently issued by FASB on stock-based compensation will not change the current accounting treatment of RSUs.

Plan	Shares Authorized	RSUs Granted	RSUs Cancelled	Shares Vested	Shares Unvested

RSU Plan	2,000,000	48,801	5,625	12,272	30,904

The Corporation believes that restricted share units (“RSUs”) granted under the RSU Plan provide an excellent means to link corporate and individual performance to equity-based compensation grants while avoiding the dilutive impact of treasury-based stock options.

The extension of the term of the RSU Plan, the increase in the number of authorized shares and the deletion of Section 4B of the RSU Plan are necessary to ensure that the RSU Plan is available as a flexible and non-dilutive component of the Corporation’s long-term compensation strategy. The proposed amendments, particularly the deletion of Section 4B, will also provide the Corporation with increased flexibility to implement a more balanced and varied compensation portfolio for executives and key employees, with RSUs potentially forming a more significant component of their equity-based compensation in an environment that places decreased emphasis on stock options. The Corporation is actively considering an ongoing element of executive compensation which includes the granting of RSUs upon the achievement of specified performance milestones. As well, RSUs would include time vesting features that would result in an RSU award becoming vested in tranches over time. Performance-based RSUs would serve to further align the long-term interests of the executives, employees and shareholders, while a time-based vesting component provides the Corporation with an important retention tool.

Summary Description of RSU Plan

The full text of the RSU Plan is attached to this Proxy Statement in Annex 2. If there is any discrepancy between this summary and the RSU Plan, the terms of the RSU Plan will prevail in all instances.

The RSU Plan expires on September 30, 2005, except as to awards outstanding at that date. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the RSU Plan. The Committee has the authority, among other things, to determine (a) the participants to whom awards may be granted; (b) the time or times for award granting; (c) the restrictions and conditions of awards; and (d) the time or times that RSUs shall become exchangeable or exercisable. The Committee also interprets the RSU Plan and has the right to make or change related rules/regulations and to appoint trustees.

Awards may be granted to employees, officers and members of the Board and its subsidiaries, but no Board member shall vote on the granting of an award to himself or herself. As of the Record Date, approximately 3,387 employees, officers and Board members were eligible to participate in the RSU Plan. Currently, Section 4B of the RSU Plan requires that, following the first three years of the plan, the aggregate number of shares granted in each year to directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) shall not exceed 50% of the aggregate number of shares granted to all participants during such year. It is proposed that Section 4B be deleted.

Participants under the RSU Plan can exchange each RSU for one Common Share of the Corporation after the expiration or satisfaction of the applicable restrictions and conditions. Each award expires on the date specified by the Committee. The terms of each award are to be set out in an award agreement. The Committee may provide for the acceleration of any restrictions upon the satisfaction of performance targets to be achieved after the date of award grant. All Common Shares delivered to a participant upon exercise of an RSU shall be authorized, issued and outstanding common shares purchased by the trustees under the RSU Plan. Currently, there are 2,000,000 Common Shares of the Corporation reserved for issuance pursuant to the RSU Plan. As of the Record Date the closing market price of the Corporation’s Common Shares on the TSX was CDN $50.56 and on the Nasdaq was U.S. $40.47.

The RSU Plan provides for the adjustment of a participant’s rights with respect to RSUs if there is (a) a subdivision of the Common Shares into a greater number of shares (RSUs increased proportionately); (b) a consolidation into a lesser number of shares (RSUs decreased proportionately); (c) a reclassification of Common Shares (exchange for RSUs in respect of appropriate reclassified shares); (d) an amalgamation, merger, consolidation, or sale of all or substantially all of the Corporations assets (successor board to substitute the compensation paid for Common Shares in connection with the acquisition); and (f) winding up, dissolution or liquidation of the Corporation (termination of the awards).

The Board may terminate or amend the RSU Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if required, except that the approval of shareholders is required if such approval is required by applicable law or the rules or policies of any stock exchange on which the Common Shares are then listed. No action of the Committee, Board or shareholders shall adversely affect the rights of a participant, without the consent of that participant, under any award previously granted to the participant.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE RSU PLAN

Recipients of RSUs who are U.S. citizens or residents generally will recognize ordinary compensation income for U.S. federal income tax purposes at the time they receive common shares under the RSU Plan in an amount equal to the then fair market value of the shares. The Corporation generally should be entitled to a corresponding tax deduction for federal income tax purposes at that time. This assumes that no RSU will be considered “deferred compensation” as defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code. How Section 409A of the Code might apply if an award of RSUs was to include deferred compensation is not clear at this time, but could in some cases result in recipients of RSUs, who are U.S. citizens or residents, being subject to tax prior to their receipt of common shares under the RSU Plan and a 20% additional tax.

VOTING

The request by the Corporation to amend the RSU Plan to (i) extend the term of the RSU Plan to September 30, 2015, (ii) increase the number of authorized Common Shares to 3,000,000 shares and (iii) delete Section 4B requires the approval of a simple majority of shares represented and entitled to vote at the Meeting. The Board recommends a vote FOR Resolution B and approval of the amendments to the RSU Plan.

COGNOS EMPLOYEE STOCK PURCHASE PLAN – REQUEST TO EXTEND THE TERM

The ESPP is a “security-based compensation arrangement” for the purposes of the disclosure requirements of the TSX.

Request to Extend the Term

The Corporation is requesting shareholder approval to extend the term of the Cognos Employee Stock Purchase Plan (“ESPP”).

The ESPP was adopted by the Board on December 22, 1992 and approved by the shareholders on July 6, 1993. By amendment adopted by the Board on April 9, 1997 and approved by the shareholders on June 25, 1997, the ESPP was extended to November 30, 1999. On May 19, 1999, the Board of Directors approved, subject to shareholder and regulatory approval, the extension of the ESPP for a further three (3) years to terminate on November 30, 2002. In 2002, the ESPP was further extended, with shareholder approval, to terminate on November 30, 2005. On April 7, 2005, the Board of Directors approved, subject to shareholder and regulatory approval, the extension of the ESPP for a further three (3) years to terminate on November 30, 2008.

Originally, 500,000 common shares were reserved for issuance under the ESPP. This amount was adjusted to 1,500,000 common shares as a result of a three-for-one stock split in 1996 and then further adjusted to 3,000,000 shares as a result of a two-for-one stock split in 2000. As at the Record Date 1,876,384 Common Shares remain available for issuance or purchase (representing approximately 2.0% of the Corporation’s outstanding Common Shares as at the Record Date) and 1,123,616 Common Shares have been purchased by employees since the inception of the ESPP in 1992 (representing approximately 1.23% of the Corporation’s outstanding Common Shares as at the Record Date).

Other than the extension of the term of the ESPP, no additional common shares and no other amendment to the ESPP is being requested. Amendments to FAS123 will result in an expensing impact to the Corporation for the ESPP commencing on March 1, 2006. The Corporation must expense the value of any discount and the look-back features (described below in the “Summary Description of ESPP”) of the ESPP. During the previous 2 fiscal years, the expense for these items would have been approximately $100,000 per fiscal quarter.

Summary Description of ESPP

The full text of the ESPP is attached to this Proxy Statement in Annex 3. If there is any discrepancy between this summary and the ESPP, the terms of the ESPP will prevail in all instances.

The ESPP is open to all permanent employees of the Corporation’s group of companies. As of the Record Date, approximately 3,378 employees of the Corporation were eligible to participate. A participant authorizes the Corporation to deduct an amount per pay period that cannot exceed 5% of his or her annual target salary divided by the number of pay periods per year. Deductions are accumulated during each of the Corporation’s fiscal quarters (“Purchase Periods”). On the first trading day following the end of any Purchase Period, these deductions are applied toward the purchase of Common Shares. The purchase price is 90% of the lesser of the TSX average high and low price on (a) the first 5 trading days of the Purchase Period or (b) the last 5 trading days of the Purchase Period (the ‘look-back’ ). Accordingly, the purchase price will likely be below the market price at the time of purchase. As of the Record Date, the closing market price of the Corporation’s common shares on the TSX was CDN $50.56 and on the Nasdaq was U.S. $40.47. Participants may withdraw from the ESPP at any time and will receive all deducted amounts not applied to the purchase of shares. No fractional or partial shares are issued. Termination of employment for whatever cause will constitute withdrawal from the ESPP. On termination, no further purchases may be made and all outstanding deductions which have not been applied to purchase shares will be returned to the participants. Purchase rights are not assignable. The ESPP does not contain an amendment provision.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE ESPP

Participants in the ESPP, who are U.S. citizens or residents will, in general, not recognize any taxable income for U.S. federal income tax purposes prior to the sale of the common shares acquired under the ESPP. Instead, if the optionee does not dispose of the common shares acquired within (i) 2 years following the first day of the Purchase Period in which acquired or (ii) 1 year following the date the common shares are acquired (the “ESPP Holding Periods”), then for U.S. federal income tax purposes, the following will apply:

•	the lesser of (i) the fair market value of the shares at the beginning of the Purchase Period in which the shares were purchased over the purchase price calculated at that date (the “Initial Discount”) or (ii) the actual gain on disposition, will be treated as compensation and taxed as ordinary income in the year of such disposition; and

•	the difference between the amount realized on disposition of the shares, minus the amount paid for the shares and any compensation income recognized, will generally be treated as long term capital gain or loss to the participant.

If shares acquired upon exercise of an option under the ESPP are disposed of before the ESPP Holding Periods are met (an “ESPP Disqualifying Disposition”), then, for U.S. federal income tax purposes, the following will apply:

•	any excess of the fair market value of the shares at the time of purchase over the purchase price (even if it exceeds the actual gain on disposition) will be treated as compensation to the optionee and taxed as ordinary income in the year of such disposition; and the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes at such time; and

•	any difference between the amount realized in the ESPP Disqualifying Disposition over the sum of (i) the purchase price and (ii) the amount of ordinary income recognized under the above rules will be treated as a capital gain or loss (long term capital gain or loss if the participant’s holding period for the shares exceeds one year).

The Initial Discount will also be treated as compensation and taxed as ordinary income in the year of the participant’s death, if he or she dies prior to disposing of the common shares. The Corporation will not be entitled to deductions for U.S. federal income tax purposes in connection with shares purchased under the ESPP by certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Corporation, exceeds the $1 million dollar limitation of Section 162(m) of the Code.

VOTING

The request by the Corporation to amend the ESPP to extend the term of the ESPP by 3 years to November 30, 2008 requires the approval of a simple majority of shares represented and entitled to vote at the Meeting. The Board recommends a vote FOR Resolution C and approval of the request of the extension of the ESPP.

OTHER MATTERS

The management of the Corporation knows of no amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders and of no other business to be brought before the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the Proxy Form confers discretionary authority on the persons’ appointed proxy to vote on any amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders or any other business in accordance with their best judgment.

WITHDRAWN SHAREHOLDER PROPOSALS

WITHDRAWN SHAREHOLDER PROPOSAL – REPRESENTATION OF WOMEN ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS

Real Assets Investment Management filed a shareholder proposal concerning representation of women on the board and in Executive Officer positions of the Corporation. In consideration of the following disclosure prepared by the Corporation and approved by the Board, Real Assets withdrew the resolution. With respect to gender diversity the Board states:

•	The Corporation’s record with respect to the recruitment and the promotion of women is very positive, including at the professional and senior management level, and bodes well for the further representation of women in executive officer positions.

•	The Corporation is genuinely seeking qualified female directors to rectify the gender imbalance of the Board and is, among other criteria for Board nominee selection, committed to gender diversity. (See “CORPORATE GOVERNANCE”).

The Corporation values gender diversity and recognizes the current gender imbalance on the Board. The Corporation is actively seeking qualified female candidates who also satisfy other Board nomination criteria. (See “CORPORATE GOVERNANCE” – Statement of Corporate Governance Practices – Director Nomination Transparency).

The Corporation believes that it has a very strong record with respect to promoting gender diversity. In particular, the Corporation has an employment equity policy and is subject to the federal contractor provisions of the Employment Equity Act (Canada) by virtue of being a supplier to the Government of Canada. The Corporation reviews its practices in this regard on an annual basis. As at the Record Date, the following are statistics derived from the Corporation’s Canadian operations which the Corporation believes demonstrates its positive record with respect to gender diversity:

•	women represent 34% of the workforce;

•	84% of female employees are in professional or managerial roles, which the Corporation believes exceeds current market availability statistics;

•	there are 7 women vice-presidents and 16 women directors (level below vice-presidents), representing 25% of the total vice-presidents and directors; and

•	three of the above vice-presidents are leading research and development groups integral to the Corporation's operations.

The Corporation believes that its record with respect to gender diversity is very strong and that it has put in place measures that will lead to more women representation in executive management and on the Board.

WITHDRAWN SHAREHOLDER PROPOSAL – RESTRICTED SHARE PLAN

The Carpenters’ Local 27 Benefit Trust Funds submitted and withdrew, on the basis of a cooperative dialogue with the Corporation, a proposal relating to the use of performance and time based vesting restricted shares in connection with executive compensation.

COMPENSATION

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets out the compensation received for each of the last three fiscal years for Mr. Zambonini, the Chief Executive Officer of the Corporation until June 23, 2004, Mr. Ashe, the Chief Executive Officer since June 23, 2004, and those persons who were, at February 28, 2005, the other four most highly compensated executive officers of the Corporation (“Named Executive Officers”).

Summary Compensation Table
(All dollar amounts are in U.S. dollars)

		Annual Compensation			Long-term Compensation Awards(3)

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Other Annual Compensation	Securities Underlying Options/SARs (#)	All Other Compensation (4)

Renato Zambonini (5)(6)	2005	$317,959	$1,066,302	$ 11,534	--	$1,748
Board Chair and Former Chief	2004	$437,261	$ 665,730	--	--	$4,494
Executive Officer	2003	$343,632	$ 537,738	--	120,000	$3,802

Robert G. Ashe (5)	2005	$397,390	$1,305,906	--	200,000	$5,318
Director, President and	2004	$327,946	$ 570,626	--	60,000	$4,532
Chief Executive Officer	2003	$248,790	$ 507,120	--	200,000	$2,794

Tom Manley (5)(7)	2005	$314,424	$ 806,297	--	150,000	$4,929
Senior Vice President,	2004	$284,220	$ 338,644	$ 67,288	40,000	$2,189
Finance & Administration and	2003	$225,197	$ 277,314	--	75,000	$5,555
Chief Financial Officer

Tony Sirianni	2005	$260,000	$ 927,000	--	100,000	$7,175
Senior Vice President,	2004	$250,008	$ 510,600	--	100,000	$3,921
Worldwide Field Operations	2003	$212,500	$ 385,063	--	90,000	$4,040

Peter Griffiths (8)	2005	$403,491	$ 601,420	--	150,000	--
Senior Vice President,	2004	$311,607	$ 204,751	--	40,000	--
Products	2003	$187,295	$ 118,000	--	80,000	$ 576

David Laverty	2005	$250,000	$ 587,400	--	35,000	$6,456
Senior Vice President,	2004	$230,000	$ 269,700	--	25,000	$5,096
Global Marketing	2003	$230,000	$ 151,800	--	12,000	$5,334

(1)	Salary is base salary earned for that year.

(2)	Bonuses for each year include amounts earned for that year, even if paid in the subsequent year, and exclude bonuses paid during that year but earned for a prior year. Mr. Zambonini’s bonus was provided to him at the time of his retirement as Chief Executive Officer in recognition of his 15 years of dedicated service and his significant contributions to the Corporation. The bonuses of Messrs. Ashe, Griffiths, Laverty, most of Mr. Manley’s bonus ($762,500) and part of Mr. Sirianni’s bonus ($712,000) in fiscal year 2005 were based on the Corporate Performance Formula (See “HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION — Cash Compensation”). Part of Mr. Manley’s bonus ($43,797) in fiscal year 2005 was based on particular special contributions to the Corporation during the year. Part of Mr. Sirianni’s bonus ($215,000) in fiscal year 2005 was based on the attainment of specific sales and operational objectives.

(3)	As of the Record Date, the Corporation had not issued to the Named Executive Officers any restricted shares, restricted share units, or stock appreciation rights (“SARs”) as compensation.

(4)	The amounts in this column pertain to the Corporation’s annual contribution to each individual’s savings or retirement plan. The Corporation contributed to a Retirement Savings Plan on behalf of Messrs. Zambonini, Ashe and Manley. Cognos Corporation (U.S.A.) contributes to a 401(k) savings plan for Messrs. Sirianni and Laverty.

(5)	These individuals are employed in Canada and paid in Canadian dollars. The amounts shown in the above table are expressed in U.S. dollars using the following weighted annual exchange rate for the Corporation’s fiscal years ending on the last day of February:

2005 – C$1.00 = US$0.7821

2004 – C$1.00 = US$0.7351

2003 – C$1.00 = US$0.6434

(6)	The amount indicated for Mr. Zambonini in the column for “Other Annual Compensation” consists of taxes paid by the Corporation in respect of a vacation paid for by the Corporation as a retirement gift.

(7)	The amount indicated for Mr. Manley in the “Bonus” column for fiscal years 2005, 2004 and 2003 includes $16,267, $15,290 and $13,383, respectively, for payment of life insurance premiums. The amount indicated in the column for “Other Annual Compensation” in fiscal year 2004 consists primarily of reimbursement of relocation costs (including taxes of $22,925) incurred by Mr. Manley in connection with his employment with the Corporation.

(8)	Mr. Griffiths was paid in Pounds Sterling (GBP) in fiscal year 2005, fiscal year 2004 and part of fiscal year 2003. The remainder of fiscal year 2003 was paid in Canadian dollars using a weighted average exchange rate of CDN$1.00 = US$0.6395. The amounts shown above are expressed in U.S. dollars using the following weighted annual exchange rate for the Corporation’s fiscal years ending on the last day of February:

2005 – GBP(pound)1.00 = US$1.8464

2004 – GBP(pound)1.00 = US$1.6836

2003 – GBP(pound)1.00 = US$1.6093

Option/SAR Grants in Last Fiscal Year
(All dollar amounts are in U.S. dollars)

The following table provides information with respect to stock option grants by the Corporation to the Named Executive Officers for the fiscal year ended February 28, 2005. All grants were made under the Corporation’s 2003 Option Plan. No SARS have been granted by the Corporation.

	Individual Grants

	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(1)	Fiscal Year	per Share (2)	(mm/dd/yy)	5%	10%

Renato Zambonini	--	--	--	--	--	--

Robert G. Ashe	200,000	10.53%	$29.90	08/16/09	$1,652,274	$3,650,790

Tom Manley	150,000	7.90%	$29.90	08/16/09	$1,239,206	$2,738,093

Tony Sirianni	100,000	5.27%	$29.90	08/16/09	$ 826,137	$1,825,395

Peter Griffiths	150,000	7.90%	$29.90	08/16/09	$1,239,206	$2,738,093

David Laverty	35,000	1.84%	$29.90	08/16/09	$ 289,148	$ 638,888

(1)	Option awards are typically made once a year following the release of the Corporation’s year-end results. During the course of the year, other awards may be granted in special circumstances. In all cases, option awards are approved by the Human Resources & Compensation Committee, the administrator of the Corporation’s Stock Option Plans. Option awards to employees typically vest on each of the successive four anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

(2)	Exercise Price is equivalent to the closing market value of securities underlying options on the day preceding the date of grant.

(3)	These amounts represent the gain that may be realized upon exercise of the options immediately prior to the expiration of their term (net of the option exercise price but before taxes associated with the exercise) assuming the specified compound rates of appreciation (5% and 10%) of the Corporation’s shares over the term of the options. These amounts are calculated based on rules promulgated by the United States Securities and Exchange Commission and do not reflect the Corporation’s estimate of future stock price increases. Actual gains, if any, on any stock option exercises and resultant shareholdings are dependent on the timing of each exercise and the future share performance. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregated Option Exercises and Fiscal Year-End Option Values
(All dollar amounts are in U.S. dollars)

The following table provides information on stock option exercises in the fiscal year ended February 28, 2005, by the Named Executive Officers and the number and value of such officers’ outstanding options as at February 28, 2005. Dollar values indicated represent the net of market value less exercise price.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- The-Money Options at Fiscal Year End(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Renato Zambonini	300,000	$6,070,299	220,000	--	$1,721,831	--
Robert G. Ashe	50,000	$1,123,323	337,500	322,500	$5,108,871	$4,222,692
Tom Manley	16,200	$ 304,076	146,300	267,500	$3,006,087	$3,750,290
Tony Sirianni	--	--	182,500	247,500	$2,174,586	$3,396,507
Peter Griffiths	--	--	114,250	233,750	$1,489,137	$2,784,699
David Laverty	23,748	$ 218,623	44,752	78,500	$ 334,340	$ 909,238

(1)	Value of unexercised in-the-money options is calculated based on the fair market value of the underlying shares on Nasdaq, minus the exercise price, and assumes sale of the underlying shares on February 28, 2005, the last trading day in fiscal year 2005, at a price of $42.91 being the fair market value of the Corporation’s shares on such date. For the purposes of calculating the “Value of Unexercised In-The-Money Options at Fiscal Year End”, the Canadian dollar grant price is converted to United States dollars using the Bank of Canada Noon Rate on February 28, 2005.

Defined Benefit/Actuarial Plan Disclosure and Retirement Payments

Effective March 1, 2003, the Corporation established a Retirement Compensation Arrangement (“RCA”) pursuant to the Income Tax Act of Canada. The RCA is intended to provide retirement benefits for certain senior executives of the Corporation, as designated by the Board from time to time, in recognition of their value to the Corporation and as a method of providing an incentive to maintain long-term employment with the Corporation. The RCA is fully funded by the Corporation through the establishment of a trust fund. During fiscal year 2005, the Board maintained Messrs. Ashe and Manley as the only participants in the RCA and contributed $437,500 to the RCA trust fund to fund its obligations for fiscal year 2005, consisting of $262,500 and $175,000 in respect of Mr. Ashe and Mr. Manley, respectively. These amounts are not included in the compensation set out in the Summary Compensation Table. (See “EXECUTIVE COMPENSATION”).

The RCA’s benefit is 1% of the senior executive’s best consecutive 3 years average compensation, which consists of annual base salary and actual annual bonus payments, (“CAE”) multiplied by years of credited service. These benefits vest in increasing percentage increments based on length of service and fully vest on the senior executive’s death, on the senior executive attaining age 55 and on a change of control. No benefits vest for either executive prior to age 50. Executives who voluntarily terminate employment or who are terminated without just cause do not receive unvested benefits and executives who are terminated for cause will not receive any benefits under the RCA. The projected benefit of the RCA to Mr. Ashe, assuming retirement at age 55, is an annual payment of approximately 17% of his CAE and, in the case of retirement at age 60, is 30% of CAE. The projected benefit of the RCA for Mr. Manley, in the case of retirement at age 55, is an annual payment of approximately 13% of CAE and, in the case of retirement at age 60, is 22% of CAE. At the discretion of the Board of Directors, the RCA benefit can be paid in a lump sum or as an actuarially equivalent annuity as outlined below. Benefits shown below are not subject to any deductions for government benefits or other offset amounts. There is no future indexing of the amounts shown. The RCA Plan is Exhibit 10.23 to the Corporation’s Form 10-K filed with the SEC in 2004.

The table below shows the aggregate approximate annual retirement benefits for an eligible executive determined using the RCA formula (payable as a life annuity with a 60% survivor pension). This table provides estimates for certain compensation and years of credited service categories, assuming retirement at age 60.

PENSION PLAN TABLE

	Years of Service

Total Earnings(1)	15	20	25	30	35

$ 600,000	$ 90,000	$120,000	$150,000	$180,000	$210,000
$ 800,000	$120,000	$160,000	$200,000	$240,000	$280,000
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,200,000	$180,000	$240,000	$300,000	$360,000	$420,000
$1,400,000	$210,000	$280,000	$350,000	$420,000	$490,000
$1,600,000	$240,000	$320,000	$400,000	$480,000	$560,000
$1,800,000	$270,000	$360,000	$450,000	$540,000	$630,000

(1)	Total Earnings under this plan represent the best consecutive three (3) year average earnings.

The following table sets forth the approximate total eligible earnings and years of credited pensionable service at February 28, 2005 for the eligible senior executives.

Name	Total Earnings(1)	Credited Service(2)

Robert G. Ashe	$1,119,259	4.0

Tom Manley	$ 734,103	3.0

(1)	Total Earnings are the current best consecutive 3 year average earnings.

(2)	For Mr. Ashe, for each year of future credited service accrued after February 28, 2003, an additional one year of past credited service will be granted, provided that his total years of credited service will not exceed his total years of employment with the Corporation. For Mr. Manley, for each year of future credited service accrued after February 28, 2003, an additional one-half (1/2) year of past credited service will be granted, provided that his total years of credited service will not exceed his total years of employment with the Corporation plus his years of employment with his previous employer.

Mr. Zambonini was not a participant in the RCA put into place during his tenure as Chief Executive Officer. At the time of his retirement in June 2004, the Corporation acknowledged his 15 years of dedicated service and his significant contributions to the Corporation by making a $1,000,000 retirement payment to Mr. Zambonini. This amount, after currency adjustments using a weighted annual exchange rate, is $1,066,302 (See “Summary Compensation Table” – Note 5).

Loans to Directors and Officers

The Corporation provides relocation assistance to employees who are requested to relocate as part of their terms of employment. This assistance is designed to minimize the financial impact of the relocation on the employee. In the past, this assistance has included housing loans, and payments on behalf of employees for direct costs associated with the move. Effective July 30, 2002, and in accordance with the Sarbanes-Oxley Act of 2002 in the United States, the Corporation no longer offers its executive officers loans, including for housing or as part of relocation assistance.

Employment Agreements

Mr. Ashe and Mr. Manley entered into new employment agreements with the Corporation in October 2004. Under the terms of their respective agreements, the Corporation will continue to pay base salary and monthly payments equal to 1/12 of their respective target bonus for a period of 30 months in the case of Mr. Ashe and 24 months in the case of Mr. Manley, if the executive is terminated without just cause or he terminates his employment for good reason. As well, on any change of control, their respective option rights immediately accelerate and become vested. In consideration, the executives agreed to post employment non-competition and non-solicitation provisions. Otherwise, the agreements contain terms and conditions typical in similar agreements applicable to executives located in the Province of Ontario, Canada. The agreements were the result of negotiations between the executives and the Human Resources & Compensation Committee, both of whom were represented by their own counsel.

Mr. Sirianni’s employment agreement provides for a severance payment of eighteen (18) months at target compensation should his employment be terminated without cause or if he terminates it for good reason. As well, his agreement provides that all options issued to him under any option plan of the Corporation will become immediately exercisable if (a) a change of control occurs, and (b) within twelve (12) months of that event, employment is terminated without good cause or by him for good reason. Mr. Griffiths’ employment agreement provides for a severance payment of twelve (12) months at target compensation should his employment be terminated by the Corporation for any reason other than good cause at law. Mr. Laverty’s employment agreement provides that his employment is at-will. The Corporation is in the process of negotiating new employment agreements with Messrs. Sirianni, Griffiths, Laverty and other senior executives.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee (“Committee”) is responsible, among other things, for reviewing and approving the compensation for the Chief Executive Officer and other executive officers of the Corporation. The Committee also reviews and approves various other compensation policies and programs of the Corporation, including long-term incentive programs and benefits. The Committee’s mandate reflects these various responsibilities. This mandate is periodically reviewed and revised by the Committee and the Board. (See also “THE BOARD, BOARD COMMITTEES, AND MEETINGS”).

General Compensation Philosophy

The Corporation’s approach to executive compensation is to reward performance based on the achievement of financial and non-financial objectives set by the Committee at the beginning of each fiscal year. The specific financial and non-financial objectives vary from year-to-year depending on the strategic objectives of the Corporation. The Corporation’s compensation program for executive officers has three components: base salary, performance-based incentive payments, and long-term incentives. In order to further align the Corporation’s executives with the interests of shareholders, senior executives are subject to a policy of stock ownership (as described in “Share Ownership” below).

Cash Compensation

At the beginning of each fiscal year, the Committee establishes a target cash compensation amount for each senior officer, consisting of two components: a fixed base salary and a variable incentive target. The determination of this amount is based on market data analysis, as well as on job responsibilities and performance. The Committee also retains an independent compensation consultant to review and opine on market data, trends and best practices in executive compensation and the compensation recommendations of management.

The Corporation’s view is that total compensation must be linked to corporate performance. Therefore, a significant portion of each executive’s total target cash compensation is at risk and dependant on the performance of the Corporation. For the fiscal year ended February 28, 2005, as in past years, the actual incentive payments to the Corporation’s executives were a percentage of the bonus target derived from a formula and resulting matrix (the “Corporate Performance Formula”) based on the Corporation’s revenue and profitability, except in the case of Mr. Sirianni in respect of whom the Corporate Performance Bonus accounted for approximately 77% of his actual bonus.

The matrix has a horizontal and vertical axis, each with a specified performance measure. For the recently completed fiscal year these axes were: pre-tax profitability and revenue. These measures were established by the Board during the first month of the 2005 fiscal year. The matrix results in a payout percentage at each of its intersections, with a 100% payout existing at the target revenue and profitability levels established by the Board. Over-performance in either component results in an increased payout percentage with maximum payouts occurring in the case of both profitability and revenue over-performance. Payouts are less than 100% in the case of underperformance on both specified performance measures or in the case of any significant imbalance in either component. As well, senior executives are not paid a bonus if the performance components fall below certain levels established in the matrix. In determining the calculation of the payout percentage, the profitability component of the matrix includes the bonuses to be paid. The maximum payout for all participants in fiscal 2005 was 200% except for senior executives, whose payouts are limited to 400% of target bonus.

The application of the Corporate Performance Formula resulted in a payout of 356% of each senior executive’s target incentive, excluding Mr. Sirianni. The bonus entitlement of Mr. Sirianni, as senior sales executive for the Corporation, was based 71.4% on corporate performance and 28.6% on the attainment of specific quarterly sales results. Under these criteria, Mr. Sirianni received a payout of 356% for his corporate performance component and 269% for his quarterly sales component. Overall, Mr. Sirianni received a payout of 331% of his bonus target.

The range of total cash compensation (base plus bonus) earned by all Named Executive Officers, excluding Mr. Zambonini, was from 202% to 262% of their respective individual target cash compensation amounts (See also “EXECUTIVE COMPENSATION”).

Long-Term Incentives

Long-term incentives are provided through stock option awards under the 2003 Option Plan or grants of RSUs under the RSU Plan. Through the award of equity-based compensation, the Corporation seeks to attract, reward, and retain employees by providing them with a means of sharing in the financial success created by their combined efforts. In particular, the award of equity-based compensation to senior officers provides them with an incentive to enhance shareholder value. Grants are made on the basis of an individual’s level of responsibility and potential to contribute to the Corporation’s future success.

Grants of stock options are made under the 2003 Option Plan, which was adopted by shareholders at the June 19, 2003 Annual and Special Meeting of Shareholders. Pursuant to this Plan, options to employees are awarded by the Committee after receiving the recommendations of management and typically vest equally on each of the successive 4 anniversaries of the date of grant and expire on the fifth anniversary of the date of grant. All options are priced at the market price of the Corporation’s shares on the TSX on the trading day preceding the date of grant.

The Committee typically awards option grants to key employees of the Corporation and its subsidiaries following the release of the Corporation’s fiscal year end results. In September 2004, the stock option grant process was modified so that all stock option grants are made at pre-established times to avoid the perception of opportunistic grant timing. All stock option grants made by the Corporation after September 2005 are made 3 trading days after the earnings release following the approval of any option award and therefore priced on current and public corporate information. As of the Record Date, options to purchase 10,819,583 shares under all option plans were outstanding at a weighted average exercise price of $29.02.

A request to reserve additional shares to the 2003 Option Plan is proposed at this Meeting (See “2003-2008 OPTION PLAN – REQUEST TO RESERVE ADDITIONAL COMMON SHARES”).

As an alternative form of long-term incentive compensation, the Corporation adopted the RSU Plan. Employees, officers and directors of the Corporation and its subsidiaries are eligible to participate in the RSU Plan. Under the Plan, the Human Resources & Compensation Committee is authorized to grant awards of restricted share units to participants, up to an aggregate RSU Plan limit of 2,000,000 restricted share units. Subject to the vesting requirements, each restricted share unit will be exchangeable for one Common Share. The Common Shares for which restricted share units may be exchanged will be purchased on the open market by a trustee appointed and funded by the Corporation. As no common shares will be issued from treasury by the Corporation, the RSU Plan is non-dilutive to existing shareholders. A request to amend and extend the RSU Plan is proposed at this Meeting (See “2002-2005 Restricted Share Plan – Request to Amend Certain Provisions and to Extend the Term).

If shareholders approve the proposed reservation of additional shares under the 2003 Option Plan and the proposed amendments to the RSU Plan, the Corporation intends to provide long-term incentives to executive officers by way of a mix of option grants and RSU awards.

Share Ownership

Since May 1999, the Corporation has had share ownership guidelines (“Guidelines”) for the Chief Executive Officer, Senior Vice Presidents, and Vice Presidents (“Executives”). The Guidelines were introduced to promote better alignment of management and shareholder interests at a time when stock option grants represented the preferred vehicle for long-term incentives. The Guidelines required Executives to accumulate and hold shares having a market value at least equal to a multiple of their respective annual target salaries. That multiple increased with the level of responsibility of the Executive. Executives were granted a period of 3 years from the time they became subject to the Guidelines to achieve the required level of stock ownership. It was the Committee’s view that the Guidelines were not consistent with competitive practice in the Corporation’s market segment, and that the application of the Guidelines could result in hardship to all except the most senior of the Executives. The Committee determined that it was appropriate to review the ownership Guidelines, and in February 2003, the Guidelines were revised so that they now apply only to the Chief Executive Officer and Senior Vice Presidents. The Chief Executive Officer is required to hold shares having a market value equal to three-times his cash compensation and Senior Vice Presidents are required to hold shares having a market value equal to twice their respective target cash compensation.

In September 2004, the Committee further amended the Guidelines by increasing the period to comply with the Guidelines from 3 to 5 years. Previously there were compliance timeframe inconsistencies among the executives, ranging from 3 years to 5 years, based upon arrangements made at the time of hire of each executive. In conjunction with this change, a holding provision was added to the Guidelines. Until the executive has reached his or her designated level of stock ownership, 25% of any exercised stock options and/or vested restricted stock units must be retained as shares. The Committee, however, may exercise its discretion to adjust this holding requirement on a case-by-case basis. All of the foregoing executives are in substantial compliance with the Guidelines or are within the time period for achieving compliance. Compliance with the Guidelines, while voluntary, is strongly recommended. Failure to comply could result in the reduction in or suspension from participation in the Corporation’s incentive programs.

Chief Executive Officer Compensation

The Chief Executive Officer’s (“CEO”) compensation is reviewed and recommended to the Board by the Committee. During the fiscal year ended February 28, 2005, the bonus component of Mr. Ashe’s compensation was in the form of risk-based compensation tied to the performance of the Corporation based on the Corporate Performance Formula. His base salary was set at $400,000 when he became CEO, representing a 33% increase above his base salary in the prior fiscal year. This increase was commensurate with his promotion to CEO. Mr. Ashe’s bonus target was $350,000, a 17% increase from the prior fiscal year. Both the base salary and bonus target of Mr. Ashe, as CEO, were the same as Mr. Zambonini’s CEO salary and bonus target in fiscal year 2004 prior to his departure. Mr. Ashe received a payout of 356% of his bonus target as a result of the Corporation’s strong financial performance, resulting in an annual bonus amount of $1,246,000. This amount, after currency adjustments using a weighted annual exchange rate, is $1,305,906 (See “Summary Compensation Table” – Note 5). This bonus payout percentage is the same bonus payout percentage paid to all other Named Executive Officers and was determined in accordance with the Corporate Performance Formula discussed in this Report under Cash Compensation. Mr. Ashe received an award of 200,000 stock options during the last fiscal year. This grant was in recognition of his promotion to CEO, as well as his ongoing leadership role and performance. Mr. Zambonini’s compensation for fiscal year 2005 was paid for his service as CEO until June 23, 2004. This amount included a payout for his accrued vacation. Mr. Zambonini did not receive any bonus based on the Corporate Performance Formula, but did receive a retirement payment discussed below in the next section of this Report.

Retirement Compensation Arrangement Plan and Retirement Bonus

Effective March 1, 2003, the Corporation established a Retirement Compensation Arrangement (“RCA”) intended to provide for retirement benefits for certain senior executives of the Corporation, as designated by the Board from time to time, in recognition of their value to the Corporation and as a method of providing an incentive to maintain long-term employment with the Corporation (See “Defined Benefit and Actuarial Plan Disclosure”).

Mr. Zambonini was not a participant in the RCA put into place during his tenure as CEO. At the time of his retirement in June 2004, the Board acknowledged his 15 years of dedicated service and his significant contributions to the Corporation by authorizing a $1,000,000 retirement payment to Mr. Zambonini. This amount, after currency adjustments using a weighted annual exchange rate, is $1,066,302 (See “Summary Compensation Table” – Note 5).

Deductibility of Executive Compensation

In general, under Section 162(m) of the Code, the Corporation cannot in respect of its U.S. Named Executive Officers deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) and it is the Corporation’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

This report is provided by the Human Resources & Compensation Committee of the Board of Directors.

Robert W. Korthals (Chair) Pierre Y. Ducros John J. Rando

Performance Graph

(1)	Dollar amounts are in U.S. dollars.

(2)	The stock price performance graph is not necessarily indicative of future performance. Information used on the graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

The above graph compares the five-year cumulative total return on the Corporation’s shares with the comparable cumulative return of a broad equity index and an industry index. The indexes used are the Center for Research in Securities Prices (“CRSP”) Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies) and the Nasdaq Computer & Data Processing Services Stocks Index.

The graph assumes $100 invested on February 29, 2000 in the Corporation’s shares and each of the Nasdaq indexes.

Compensation Committee Interlocks and Other Transactions

The members of the Human Resources & Compensation Committee are Messrs. Korthals (Chair), Ducros and Rando. No member of the Committee was an officer or employee of the Corporation or any of its subsidiaries at any time during the past year, or previously. No executive officer of the Corporation serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Board.

Certain Relationships and Other Transactions

No director or officer of the Corporation, nor any nominee for election as a director or any security holder of record as of the date of this Proxy who owned, of record or to the Corporation’s knowledge, more than 5% of the outstanding common shares, any associate or affiliate of such person, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction which has materially affected or will materially affect the Corporation, other than as indicated below.

In 2005, Torys LLP provided legal advice to the Corporation in a number of areas and acted, and continues to act, as one of the principal Canadian legal advisors to the Corporation. In March 1995, Mr. Tory retired as a partner of Torys LLP, a legal firm located primarily in Toronto, Ontario, Canada and was named Chair Emeritus and Counsel. Torys LLP provides legal advice to the Corporation in a number of areas as one its principal Canadian legal advisors. Last fiscal year, Torys LLP received fees in the approximate amount of CDN$104,825, representing less than 10% of the Corporation’s total legal fees paid, less than 5% of Torys LLP’s revenues, and less than the $200,000 Nasdaq Marketplace Rules threshold if Mr. Tory had been an active partner. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to the Corporation. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office. The Board has considered the foregoing and has determined that, his position as Chair Emeritus and Counsel of Torys, LLP does not impair his independent status.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as at February 28, 2005, with respect to shares of the Corporation that may be issued upon the exercise of options, restricted share units, warrants or rights under the Corporation’s previous or existing equity compensation plans. The plans consist of (a) the 1993 Option Plan and the 1997 Option Plan, both of which were submitted for approval to the Corporation’s shareholders and have expired, except for options outstanding and (b) the 2003 Option Plan which was approved by shareholders on June 19, 2003. The plans also include: the ESPP, which was approved by shareholders; the Adaytum Plan, which was assumed by the Corporation pursuant to the terms of the Merger Agreement with Adaytum, Inc. which became effective on January 10, 2003; and the Cognos RSU Plan, which was adopted by the Board on September 25, 2002. Neither the assumption of the Adaytum Plan nor the adoption of the RSU Plan required shareholder approval. No warrants or rights are outstanding under any of the foregoing plans.

	(a)		(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or exchange of RSUs		Weighted-Average Exercise Price of Outstanding Options / Weighted Average Grant Price of RSUs	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders
2003-2008 Stock Option Plan (1)	3,307,988		$31.18	190,525
1997-2002 Stock Option Plan (1)	7,400,990		$28.06	Nil
1993-1998 Stock Option Plan (1)	90,849		$12.87	Nil
Employee Stock Purchase Plan (2)	--		--	1,894,704 (3)

Total Approved Plans	10,799,827			2,085,229

Equity compensation plans not approved by shareholders
Restricted Share Unit Plan	36,051	(4)	$33.50 (5)	1,956,824
Adaytum Stock Option Plan	389,899	(6)	$29.95	Nil

Total Unapproved Plans	425,950			1,956,824

Total All Plans (Approved and Unapproved)	11,225,777			4,042,053

(1)	The 1997 Option Plan and the 1993 Option Plan have both expired. Although there are options still outstanding under these plans, no shares are available for issuance under either plan for future grants. The 2003 Option Plan was approved by the shareholders at the 2003 Annual and Special Meeting of Shareholders and additional shares have been reserved with shareholder approval at the 2004 Annual and Special Meeting. A request to reserve additional shares to the 2003 Option Plan is proposed at this Meeting.

(2)	Under the terms of the Corporation’s ESPP, purchases occur on the first trading day following the end of each fiscal quarter (“Purchase Period”) at a price equivalent to 90% of the lesser of the TSX average high and low price on (a) the first five (5) trading days of the Purchase Period, or (b) the last five (5) trading days of the Purchase Period.

(3)	The number of securities indicated represents the number of shares of the Corporation which remain available for future issuance under the ESPP. The ESPP terminates on November 30, 2005. The Corporation is proposing to extend the ESPP to November 30, 2008 at this Meeting.

(4)	The number of securities indicated represents restricted share units granted under the Corporation’s RSU Plan which could be exchanged for shares of the Corporation upon vesting.

(5)	The common shares deliverable upon the exchange of RSUs purchased on the open market by a trustee appointed by the Corporation. The Corporation has not in the past, and does not intend in the future, to pay dividends on the RSUs. RSUs generally vest equally on each of the successive four (4) anniversaries of the date of grant. The RSU Plan terminates on September 30, 2005. The Corporation is proposing to extend the RSU Plan to September 30, 2015 at this Meeting.

(6)	The number of securities indicated represents Adaytum options assumed by the Corporation under the terms of the Merger Agreement. Option holders consisted of Adaytum employees holding out-of-the money and in-the-money but unvested stock options. The number and grant price of the Adaytum options which rolled over into options to purchase shares of the Corporation’s stock were adjusted based on the fair market value of the Adaytum common shares on January 10, 2003 (the “Effective Date” of the merger), and the average closing price of the Corporation’s shares for the five (5) days prior to the Effective Date. Options will expire no later than eight (8) years from the Effective Date. The Adaytum Option Plan was terminated after the effective date of the Merger Agreement.

A description of the features of the 1997 Option Plan, the 1993 Option Plan and the Adaytum Option Plan is set out in Annexes 1.1, 1.2 and 1.3, respectively.

COMPENSATION OF DIRECTORS

The annual retainer for non-employee directors, other than the Board Chair and the Lead Director, consists of a cash component of $25,000 and an equity-based component of $50,000 to be paid as deferred share units (“DSUs”) as described below. The cash component may also be paid as DSUs at the director’s discretion. Options are no longer awarded as part of directors’ compensation. The 2003 Option Plan specifically excludes non-employee directors as participants.

The Board Chair’s compensation consists of an additional $100,000 retainer above the basic director’s compensation. In addition, Mr. Zambonini receives medical benefits, insurance and other perquisites valued at approximately $40,000 annually. The Board believes that this compensation reflects market practices and the value of his ongoing contributions. The Lead Director receives an additional retainer of $25,000. In fiscal year 2004, the Corporation also presented original artwork, having a value of approximately CDN$16,000 inclusive of a tax gross up, to Mr. Tory to mark his transition from Board Chair to Lead Director after many years of excellent service. The Chair of the Audit Committee receives an additional retainer of $20,000, and the Chair of the Human Resources & Compensation Committee, an additional $15,000. Any other Committee Chair receives an additional $2,500, except the Corporate Governance & Nominating Committee, which is chaired by the Lead Director. Directors are also paid a daily fee of $1,500 for attendance (in person or by electronic means) at each meeting of the Board and Committee of which the director is a member. Except as noted, all amounts are expressed in U.S. dollars.

New non-employee directors receive a one-time grant of 5,000 DSUs upon their election or appointment. Directors are required to retain not less than 15,000 shares or DSUs and must elect to receive all of their compensation as DSUs until that level is achieved. Employee directors are not separately compensated for their service as directors and are not eligible to receive DSUs. As part of its regular review of its compensation, the Board has retained an independent consultant to advise it with respect to its compensation and will make a final decision with respect to any revision to its compensation at its June 2005 meeting.

A deferred share plan for non-employee directors (“DSP”) was first adopted in April 1999. Under the DSP, non-employee directors were entitled to receive all or part of their annual retainer fee in cash or deferred share units. A DSU is a unit, equivalent in value to a common share of the Corporation, credited by means of a bookkeeping entry in the books of the Corporation to an account in the name of the non-employee director. At the end of the director’s tenure as a member of the Board, the director must redeem the DSUs and, at the option of the Corporation, is either (a) paid the market value of the shares represented by the DSUs, or (b) receives the whole number equivalent of the number of DSUs in common shares of the Corporation purchased on the open market. DSUs represent the variable (at risk) component of the directors’ compensation. Effective June 2003, the Board amended the DSP to accommodate changes in Board compensation, permitting the direct grant of DSUs as compensation and the payment of any daily fees by way of DSUs and eliminating option awards. As well, the amendments extended the time period during which retired directors may redeem DSUs from thirty (30) days after retirement from the Board to December 15th of the calendar year commencing after retirement.

The total compensation earned by non-employee directors in fiscal year 2005 for duties performed during the fiscal year was $845,511, consisting of $703,076 in DSUs and $142,435 in cash. No amounts were paid in fiscal year 2005 for duties outside those normally undertaken by directors.

The table at “ELECTION OF DIRECTORS” sets out the number of DSUs held by each nominee for director and the below table sets out the number of stock options held by each of them. Options are no longer awarded as part of director compensation.

Non-employee directors hold stock options that are currently exercisable or exercisable within 60 days from the Record Date (“Exercisable Optioned Shares”) as indicated in the notes to the table appearing in “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. The following table sets out, for each of the non-employee directors, the grant date and exercise price for those Exercisable Optioned Shares. All options granted vest immediately on the date of grant, continue as long as the grantee is a director, but expire in any event on the eighth (8th) anniversary of the date of grant.

	October 8,	April 14,	June 25,	March 14,	April 11,	June 28,	Dec. 26,	April 29,
Grant Date /	1997 /	1998 /	1999 /	2000 /	2000 /	2001 /	2001 /	2002 /
Exercise Price(1)	$12.14	$14.09	$10.75	$33.80	$35.11	$15.44	$22.53	$22.88	Total

J. Caldwell				20,000	2,000	3,000			25,000
P. Damp									0
P. Ducros		3,000	4,000		2,000	3,000			25,000
R. Korthals	3,000	3,000	4,000		2,000	3,000			15,000
J. Rando									0
B. Russell							10,000		10,000
J. Tory	3,000	3,000	4,000		2,000	3,000			15,000
R. Zambonini					100,000			120,000	220,000

TOTAL	6,000	9,000	12,000	20,000	108,000	12,000	10,000	120,000	297,000

(1)	Options are granted in Canadian dollars. Exercise price shown in U.S. dollars is quoted using the historical rate of exchange as at the date of grant.

All stock options referred to above were awarded under the Stock Option Plans which were in place prior to the 2003 Option Plan. Non-employee directors are not eligible to receive stock options under the 2003 Option Plan.

Directors’ and Officers’ Indemnification

The Corporation indemnifies each director and officer of the Corporation against liability resulting from any civil, criminal or administrative action or proceeding to which that person is made a party by reason of being, or having been, a director or officer of the Corporation (including an action by or on behalf of the Corporation), as long as that person (a) acted honestly and in good faith with a view to the best interests of the Corporation, and (b) had reasonable grounds for believing that his or her conduct was lawful in any criminal or administrative proceeding that is enforced by a monetary penalty.

During the year ended February 28, 2005, the Corporation carried directors’ and officers’ liability insurance coverage with an aggregate policy limit of $20.3 million with no deductible for directors or officers. The Corporation paid the annual premium for this coverage, amounting to $378,299.

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

Overview

Since 1995, the Corporation has disclosed its approach to corporate governance and the conformity of its corporate governance practices pursuant to guidelines established by the TSX. The Board continues to monitor these governance practices on a regular basis through its Nominating and Corporate Governance Committee in light of legislative requirements and current best practices. With the passage of the Sarbanes-Oxley Act of 2002, and the issuance by the SEC and by Nasdaq of rules contemplated in that legislation, the Corporation reviewed its practices and implemented those changes well in advance of legislative and regulatory deadlines. It intends to adopt any changes required in applicable Canadian legislation in the same fashion. The TSX guidelines, together with a brief description of the alignment of the Corporation’s practices with them, are set out in Annex 4 to this Proxy Statement. The Corporation is satisfied that it complies with the TSX guidelines and is currently reviewing the Canadian Securities Administrators’ newly enacted corporate governance disclosure requirements which will be effective for fiscal year 2006.

A comparison of the Corporation’s governance practices against those of its peers can also be found by reference to its ratings performed by ISS (Corporate Governance Quotient) and the Government Metrics International (Accountability Rating). In April 2005, ISS and London’s FTSE Group, one of the world’s leading index providers, ranked the Corporation fifth overall in a study of the governance practices of 2,200 companies in 24 major industrial countries. The study examined, amongst other factors: equity structure, integrity of the Board, audit independence, director compensation and stock ownership.

During fiscal year 2004, the Corporation implemented a number of governance measures seeking to improve its current practices or in compliance with applicable regulatory requirements. These measures included: the establishment of a Lead Director role, a revision of the Board Mandate to outline additional responsibilities for individual directors, the elimination of the Corporation’s ‘blank cheque’ preferred share provisions in its Articles of Incorporation, the establishment of a requirement to rotate its lead audit partner at least once every 5 years and the implementation of the practice of making an annual determination as to the independence of individual Board members and the financial expertise of members of the Audit Committee.

Decisions Requiring Board Approval

In addition to those matters which must by law be approved by the Board, management is also required to seek Board approval for any disposition, commitment, venture, or significant expenditure in either monetary or business terms. The Corporation has recently reviewed and revised its written Chart of Authorities in this regard. Changes in senior management are reviewed by the Human Resources & Compensation Committee, and then referred to the Board for final disposition.

Expectations of Management

The Board expects management of the Corporation to effectively manage its business in accordance with the strategic and policy directions approved by the Board. Management is expected to fully inform the Board of its performance in relation to those plans and any events that may affect those plans, and propose to the Board remedial or alternate actions.

Code of Business Conduct and Ethics

The Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) which governs the behavior of directors, officers, and employees of the Corporation. The Code also includes provisions required by the rules promulgated under the Sarbanes-Oxley Act of 2002 to be included in a Code of Ethics applicable to the Chief Executive Officer and the Corporation’s senior financial officers. The Board, through its Corporate Governance & Nominating Committee, oversees compliance with the Code. Any amendments or waivers to the Code granted to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, controller or person serving similar functions will be reviewed and approved by the Board, and to the extent required under applicable laws or regulations any deviations from or amendments to the Code will be publicly disclosed. The Code may be accessed electronically at www.cognos.com. Approximately 300 key employees of the Corporation are required to certify their compliance with the Code on a quarterly basis.

Whistleblower Policy Initiative

Among the principles set out in the Code is the Corporation’s commitment to conducting its business in accordance with the highest ethical and professional standards. This includes financial reporting that is full, fair, and accurate and which adheres to the words and intent of GAAP in the United States and Canada. The Corporation encourages all employees to raise any questions or concerns that they may have regarding accounting, internal accounting controls, or auditing, as well as any other known or suspected violation of the Code. Concerns may be raised orally or in writing, and may be directed to their supervisor, appropriate management representative or Vice President, Corporate Human Resources or Chief Legal Officer. All reports are treated confidentially. Since the last Annual and Special Meeting of Shareholders, the Corporation has fully implemented a confidential, anonymous reporting system which is web-based and available to all employees.

Business Practices Certifications

On a quarterly and annual basis, the Corporation requires certain employees, involved in the process of preparing and reviewing its financial statements and regulatory filings with securities regulators, to execute certifications in support of the certification obligations of the CEO and CFO pursuant to the Sarbanes-Oxley Act of 2002. This certification process is part of an extensive due diligence process conducted by the Corporation in support of its reporting obligations under that legislation. Also, on an annual basis, and as part of the Business Practices Certification required by the Code, the Corporation requires senior employees and employees involved in customer-facing activities to certify their compliance with the Foreign Corrupt Practices Act in the U.S. and the Corruption of Foreign Public Officials Act in Canada.

Insider Trading Policy

The Corporation has adopted a written Insider Trading Policy which governs the conduct of directors, officers and employees of the Corporation with respect to the possession and use of material information about Cognos or another organization that has not been disclosed or released to the general public. The policy sets out specific prohibitions relating to activities and practices involving material information and sets out procedures for insiders to: (a) be identified, (b) acknowledge their obligations under the policy, (c) advise the Chief Legal Officer of their intentions to trade in the Corporation’s stock and (d) comply with ‘trading windows’ and ‘quiet periods’. The Corporation’s Chief Legal Officer administers the policy. The Corporation has adopted what it believes to be a conservative trading window for insiders – closing on the second to last day of the second month of any quarter (prior to any internal release of information relating to that month) and opening at the start of the third trading day following the public release of its financial results for that quarter. As well, the Corporation also imposes further trading blackouts on personnel with knowledge of material transactions on an as required basis.

Communications Policy

In response to Regulation FD promulgated by the SEC, as well as other related regulatory initiatives in the U.S. and Canada, the Corporation has adopted a Disclosure Policy (“Policy”) which reflects its commitment to providing timely and accurate corporate information to investors, including shareholders, and to the general public. The Policy requires prompt general disclosure of any material information and sets out the procedures to be followed in communicating with investors, analysts and the media, including analyst conferences via webcast over the Internet.

Disclosure Committee

The Corporation’s Disclosure Committee, consisting of representatives from the Legal, Finance, Corporate Relations, Human Resources, Public Relations and Internal Control functions, meets at least quarterly to review the Corporation’s disclosure practices and to monitor and discuss events within the Corporation which may be the subject of a disclosure obligation.

Shareholder Feedback

Inquiries from shareholders are responded to by the Vice President, Corporate Relations, the Secretary, or another appropriate officer of the Corporation. The Corporation maintains regular communications with the financial and investment community through industry analyst briefings by the Chief Executive Officer and the Chief Financial Officer on at least a quarterly basis. The quarterly earnings conference calls are webcast over the Internet and are accessible for a period of time from the Corporation’s investor relations web page at www.cognos.com. The Corporation is also aware that shareholder access to, and communication with, the Board is an emerging corporate governance issue. In keeping with its continuing commitment to good corporate governance practices and compliance with applicable regulatory requirements, the Corporation is in the process of developing specific procedures directed at facilitating shareholder communication with the Board. In the meantime, any shareholder can communicate with the Board by either (a) mail or delivery marked to the attention of the ‘Office of the Corporate Secretary — Board of Directors’ Communication’ at the address set out on the first page of this Proxy Statement or (b) e-mail addressed to BoardofDirectors@cognos.com. These communications are reviewed by the Secretary of the Board and directed to the appropriate committee or member of the Board.

Director Nomination Transparency

The Corporate Governance and Nominating Committee (“CGN Committee”) of the Board assesses the need for additional directors on a regular basis and retains advisors to assist it in that regard. The CGN Committee’s objective is to have a Board of the highest caliber with diverse backgrounds, experience, strengths and competencies. In evaluating the suitability of new nominees (“Nominees”), the CGN Committee takes into account many factors, including; understanding of the Corporation’s business, technology and marketplace; general understanding of marketing, finance, law and other disciplines relevant to a large publicly traded company’s success; educational and professional background; personal accomplishment and attributes; as well as cultural and gender diversity. The CGN Committee evaluates each individual Nominee in the context of the overall Board and its current competencies, with the objective of maintaining or augmenting its competencies and overall strengths. The CGN Committee has identified the following criteria to guide the CGN Committee in selecting Nominees:

•	Nominees should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of the Corporation;

•	Each Nominee should have the ability to exercise sound, independent business judgment;

•	The Committee should generally seek Nominees that include current and/or former executive officers and/or directors of companies and leaders of major organizations, demonstrating a public image and adherence to principles consistent with those of the Corporation;

•	The CGN Committee should seek Nominees who are recognized for their professional excellence or as leaders in their respective fields, particularly in areas relevant to the Corporation such as software, research and development, sales, marketing, finance, human resources, governance and law;

•	Nominees should, in the aggregate, have varied educational and professional backgrounds to provide meaningful counsel to management;

•	Nominees should have a commitment to (a) prepare for, regularly attend and actively participate in, meetings of the Board and (b) understand the Corporation, its business and its industry;

•	Nominees should understand and be committed to the Board/Committee Mandates of the Corporation including the requirements of the Board Mandate that Directors should (a) generally not serve on the Board of more than 6 publicly traded companies and should have sufficient time to devote to the Corporation; (b) generally be under the age of 75; and (c) be dedicated to attending the requisite Director continuing education;

•	The CGN Committee must adhere to any requirements applicable to the Corporation relating to Director independence and financial literacy/expertise and should ensure that Nominees do not have any real or apparent conflicts of interest in serving as a Director; and

•	Where possible, the CGN Committee should seek to satisfy the foregoing criteria while at the same time fostering gender and cultural diversity on the Board.

The foregoing criteria may, from time to time, be changed by the CGN Committee to reflect a change in circumstances.

Shareholders wishing to suggest Nominees to the CGN Committee may do so by submitting the Nominee’s name, experience and other relevant information to the Cognos Corporate Governance & Nominating Committee, C/O the Vice-President, Chief Legal Officer and Secretary, 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9. The Committee applies the same criteria to all Nominees irrespective of the source of such Nominee.

AUDITOR INDEPENDENCE

Audit Committee

The Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, and oversight of the Auditors, who report directly to the Audit Committee. (See “THE BOARD, BOARD COMMITTEES, AND MEETINGS — Audit Committee”) Ernst & Young LLP are the Auditors of the Corporation for the recently completed fiscal year.

Fees Paid To The Independent Auditors

In April 2001, the Audit Committee instituted a general policy that, among other things, would preclude the Auditor providing services that would result in the Auditor auditing its own work. As well, the Committee instituted a review process relating to services engagements undertaken by the Auditor. During the third quarter of fiscal year 2002, the Audit Committee established policies and procedures, based on the Corporation’s then current interpretation of the rules and requirements under the Sarbanes-Oxley Act of 2002 (the “Act”), to ensure all services to be provided by the Auditor are approved in advance by the Committee or are approved by the Chair of the Committee and reported to the Committee as a whole at the following meeting of the Committee. The Committee continued to monitor developments and refined these policies and procedures based on the final rules issued by the SEC. As well, effective April 2002, the Committee determined that the Auditor would no longer be engaged to provide any strategic tax planning services and current tax planning engagements were to be completed during that fiscal year.

In fiscal year 2004, as required by the Act, the Audit Committee adopted, and the Board ratified, an extensive Pre-Approval Policy for Audit and Non-Audit Services. Consistent with the Act and the other applicable rules and requirements noted above, the policy establishes procedures under which services to be performed by the Auditor must be approved.

In determining whether the provision of any services by the Auditor impairs its independence, the policy provides that the Audit Committee will be guided by the following principles:

(a)	The Auditor cannot perform services that are prohibited by law or regulation;

(b)	The Auditor cannot audit its own work;

(c)	The Auditor cannot function as part of management or as an employee of the Corporation; and

(d)	The Auditor cannot act as an advocate of the Corporation in any legal, administrative, or regulatory proceedings or investigations.

A list of the non-audit services prohibited by the Act and SEC rules is attached to the policy and the policy provides specific guidance with respect to the approval of Audit Services, Audit-related Services, Tax Services and Other Services. In the event that the Audit Committee has any doubt regarding the effect of services on the independence of the Auditor, the policy requires it to deem any such services to be an impairment of Auditor independence.

The following summarizes the fees paid to Ernst & Young LLP for the fiscal years ended February 29, 2004 and February 28, 2005:

	2005	2004

Audit Fees	$3,024,023	$906,348

Audit-Related Fees	$664,999	$124,904

Tax Fees	$74,904	$754,831

Other	$0	$0

Total Fees	$3,763,926	$1,786,083

Audit Fees for fiscal year 2005 are those services that are required to complete an attest audit in accordance with prevailing standards, and include (i) the audit of the annual consolidated financial statements of the Corporation for the fiscal year ended February 28, 2005; (ii) reviews of the unaudited interim financial statements included in the Corporation’s Form 10-Q filings for the fiscal year ended February 28, 2005; (iii) audits of individual statutory financial statements; (iv) attest services and the provision of comfort letters; and (v) the provision of consent letters. Audit Fees for fiscal year 2005 increased significantly over the fees incurred in previous years primarily due to the audit of the Corporation’s internal controls over financial reporting; a new requirement mandated by Section 404 of the Act. The Corporation does not anticipate that audit fees will decrease significantly, if at all, in future years.

Audit Related Fees are primarily (i) due diligence services; (ii) accounting and internal controls consultations; and (iii) attest services not required by regulators. The increase in these fees in fiscal 2005 was attributable to increased expenditures in all three areas.

Tax Fees are for all services performed by the Auditor’s tax personnel excluding audit and audit related fees. The amounts paid in respect of Tax Fees decreased sharply over the recently completed fiscal year, reflecting the full impact of the Corporation’s practice not to engage the Auditor to perform strategic tax planning. The Auditor provided personal tax services for 1 senior executive officer during the fiscal year, but will not provide those services to any executive officer in the future. All Tax Fees were in relation to matters relating either to tax compliance or tax advice and did not contravene the Committee’s Pre-Approval Policy for Audit and Non-Audit Services.

During fiscal year 2005, the Auditors did not perform any professional services that are prohibited pursuant to the Act and its rules.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of unrelated, independent directors as currently defined in the TSX Corporate Governance Guidelines and the Nasdaq listing standards. The Audit Committee operates under a written mandate, which was reviewed and updated during fiscal year 2005 to reflect additional good corporate governance practices. (See “THE BOARD, BOARD COMMITTEES, AND MEETINGS”) The mandate of the Audit Committee is set out in Annex 5 of this Proxy Statement. The Audit Committee has established a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview.

The Audit Committee meets on a regular basis with the Corporation’s Auditors without any members of management present, and receives regular updates from the Corporation’s management.

The Audit Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended February 28, 2005.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence and considered the compatibility of non-audit services with the Auditors’ independence. In a further effort to implement its commitment to good corporate governance practices particularly with respect to Auditor independence, the Audit Committee mandate was updated in 2005 to require a rotation of the lead audit partner at least once every 5 years (See “AUDITOR INDEPENDENCE”).

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005 and that Ernst & Young LLP be appointed Auditors of the Corporation for 2006.

The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

John E. Caldwell (Chair) Paul Damp Bill Russell

ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS FOR THE CORPORATION’S 2006 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at the Corporation’s principal executive offices no later than the close of business on February 12, 2006. The Corporation may omit from next year’s proxy statement any proposal not received by the stipulated date.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, United States Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Corporation receives notice of the proposal before the close of business on April 12, 2006 and advises stockholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on April 12, 2006.

Notices of intention to present proposals at the fiscal 2006 Annual Meeting should be addressed to The Secretary, Cognos Incorporated, 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada K1G 4K9. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Human Resources & Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Corporation has adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, the Corporation is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless the Corporation has received contrary instructions from an affected shareholder. This procedure reduces the Corporation’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Corporation will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call the Corporation at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1338. If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Computershare at 100 Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (800) 564-6253. You will be removed from the householding program within 30 days of receipt of revocation of your consent. Any shareholders of record who share the same address and currently receive multiple copies of the Corporation’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please write or call the Corporation at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1338 to participate in the householding program. A number of brokerage firms have institute householding. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Corporation.

DATED at Ottawa this 13th day of May, 2005.

Ron Zambonini Board Chair

RESOLUTION A

APPROVAL OF ADDITIONAL COMMON SHARES RESERVED UNDER
THE COGNOS INCORPORATED 2003-2008 STOCK OPTION PLAN

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

An additional 1,800,000 common shares of the Corporation be reserved for awards pursuant to the 2003-2008 Cognos Stock Option Plan.

RESOLUTION B

APPROVAL OF AMENDMENTS TO THE COGNOS INCORPORATED
2002-2005 RESTRICTED SHARE UNIT PLAN

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

The Cognos Incorporated 2002-2005 Restricted Share Unit Plan be amended to extend the term to September 30, 2015, increase the number of authorized shares to 3,000,000 and delete Section 4B.

RESOLUTION C

APPROVAL OF AMENDMENT TO THE COGNOS EMPLOYEE STOCK PURCHASE PLAN

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

The Cognos Employee Stock Purchase Plan be amended to extend its term to November 30, 2008.

ANNEX 1

COGNOS INCORPORATED
2003-2008 STOCK OPTION PLAN
(Adopted by the Cognos Board of Directors May 1, 2003, approved by the Shareholders on June 19, 2003 and by the TSX. Amendment approved by Cognos Board of Directors on June 22, 2004 and
Shareholders on June 23, 2004 and by the TSX)

1.    PURPOSE

This 2003-2008 Stock Option Plan (the “Plan”) is intended to provide incentives to employees of Cognos Incorporated and any present or future subsidiary of the Corporation wherever located (the “Corporation”), by providing them with opportunities to purchase stock in the Corporation pursuant to stock options (“Options”). Options may qualify as “incentive stock options”, or ISOs, under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options that are not ISOs are “non-qualified stock options” or NQOs.

2.     ADMINISTRATION OF THE PLAN

A.     The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B.     Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the employees of the Corporation and any Subsidiary (from among the class of employees eligible under paragraph 3) to whom Options may be granted; (b) determine the time or times at which Options may be granted; (c) determine (subject to paragraph 6) the option price of shares subject to each Option; (d) determine the limitations, restrictions, and conditions of any grant of Options, including whether any Option granted is an ISO or a NQO; (e) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; and (f) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

C.     The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option.

D.     The Board in its discretion may take such action as may be necessary to ensure that Options granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Options may be subject to such other terms and conditions as are necessary to constitute compensation arising from their exercise or disposition (or the disposition of any shares acquired thereunder) as Performance-Based Compensation.

3.     PARTICIPATION

A.     Options may be granted to any employee of the Corporation or any Subsidiary (each recipient of an award a “Participant”). Non-employee directors of the Corporation shall not be eligible to receive Options pursuant to the Plan.

B.     Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Options pursuant to the Plan.

C.     Neither the Corporation nor any Subsidiary assumes any liability for the income or other tax consequences arising from participation in the Plan. Participants should consult their own tax advisors in that respect.

4.     STOCK

A.     All stock issued under the Plan shall be authorized but unissued common shares of capital stock of the Corporation without par value (the “Common Shares”).

B.     The aggregate number of Common Shares which may be issued under the Plan is 3,560,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for the Corporation’s requirements for the period ending July 1, 2005. Subject to prior applicable regulatory approval, it is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

C.     If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject to that Option shall again be available for grants of Options.

D.     The following restrictions will apply to all grants of Options under the Plan:

(a)     the number of Shares reserved for issuance under Options granted to Insiders (having the meaning given to the term “insiders” in the rules of the Toronto Stock Exchange Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) and reserved for issuance under any other share compensation arrangements (having the meaning given to the term “share compensation arrangement” in the TSX Rules), may not exceed 10% of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)     Insiders may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 10% of the outstanding issue;

(c)     any one Insider and that Insider’s Associates (as that term is defined in the Securities Act (Ontario)) may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 5% of the outstanding issue; and

(d)    the number of Common Shares reserved for issuance to any one Participant under Options granted under the Plan or under any other option to purchase shares from treasury granted under any Share Compensation Arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

E.     The foregoing limits under this paragraph 4 will be adjusted to reflect any adjustments in the capital of the Corporation as contemplated in paragraph 14.

5.     TERM & EFFECTIVE DATE

A.     This Plan was adopted by the Board on May 1, 2003. No Option may be awarded prior to shareholder approval of this Plan.

B.     If the approval of shareholders is not obtained prior to July 1, 2003, this Plan will expire on that date. Otherwise, this Plan shall expire on July 1, 2008 (except as to Options outstanding on that date).

6.     MINIMUM OPTION PRICE

A.     The price per Common Share specified in the agreement relating to each Option granted under the Plan shall not be lower than 100% of the fair market value of Common Shares on the date of grant, subject to adjustment in accordance with the provisions of paragraph 15 and paragraph 19.

B.     In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C.     Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of US$100,000. The Corporation intends to designate any Options granted in excess of such limitation as NQOs. (To make this calculation the conversion rate used shall be the noon purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada). The foregoing shall be applied by taking Options into account in the order in which they were granted. If the Committee determines to issue an NQO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.

D.     For the purposes of the Plan, “fair market value” on any particular day shall be determined at the close of business on the last trading day preceding the date an Option is granted and shall mean, (a) the closing price of the Common Shares on the Toronto Stock Exchange, or if none is available then (b) the average of the closing bid and asked prices on the NASDAQ Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

7.     OPTION DURATION

Each Option shall expire on the date specified by the Committee, but not more than five (5) years from the date of grant. The term of each Option shall be set out in the instrument granting the Option (“Option Agreement”).

8.     WHEN OPTION BECOMES EXERCISABLE

Each Option shall be exercisable as follows:

A.     The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Any reference to an Option in this Plan includes any installment of that Option.

B.     Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

C.     Subject to such trading restrictions as may be imposed by the Corporation from time to time, each Option may be exercised at any time or from time to time for up to the total number of Common Shares with respect to which it is then exercisable.

D.     In addition to specific instances provided in the Plan, the Committee shall have the right to accelerate the date of exercise of any Option or installment thereof. The date of exercise of any ISO (which has not previously been converted to an NQO pursuant to paragraph 19) may be accelerated only if that acceleration does not violate the annual vesting limitation set out in paragraph 6(C).

9.     TERMINATION OF EMPLOYMENT

A.     If a Participant ceases to be employed by the Corporation or any Subsidiary, other than by reason of “retirement” as defined in paragraph 10, death or for “cause” as defined in this paragraph 9, then, effective on the date that termination becomes effective (“Without Cause Termination Date”), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion) on the Without Cause Termination Date, at any time on or before the earlier of: thirty (30) days from the Without Cause Termination Date or on the specified expiration date of the Option.

B.     Employment shall be considered as continuing uninterrupted during (a) any bona fide leave of absence (such as governmental service) or period of long term disability, on the condition that the period of such leave of absence does not exceed ninety (90) days, or (b) any period of long-term disability or, (c) any period during which a Participant’s right to re-employment is guaranteed by statute or contract. A bona fide leave of absence in excess of ninety (90) days, taken with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Subsidiary to continue the employment of the Participant after the approved period of absence.

C.     Nothing in the Plan shall give any Participant the right to be retained in employment by the Corporation for any period of time, nor shall it interfere with the right of the Corporation to terminate the employment of any Participant, with or without cause. Options granted under the Plan shall not be affected by any change of employment within or among the Corporation, so long as the Participant continues to be an employee of the Corporation.

D.     If the employment of a Participant is terminated for “cause”, any Option or installment thereof shall terminate the last day of employment with the Corporation and shall thereafter not be exercisable, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion). “Cause” shall mean conduct recognized by the laws applicable to the Participant as constituting just or proper cause for dismissal without compensation. In granting any Option (including any NQO), the Committee may specify that the Option shall be subject to the restrictions set forth herein, or to such other termination or cancellation provisions as it may determine.

10.     RETIREMENT

If a Participant whose age and aggregate number of years of service with the Corporation totals 75 or greater, ceases to be employed by the Corporation without cause and with the intent of ceasing full-time employment with any party (the combination of the foregoing factors and such additional factors as the Committee in its sole discretion may from time to time determine constituting “Retirement” for purposes of this Plan), except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised it on the date employment ceases, at any time on or before the earlier of: (i) the second (2nd) anniversary of that date, and (ii) the date that the Option expires pursuant to Paragraph 7. If the Participant dies or is incapacitated during that period, then the personal representatives of the Participant may exercise the foregoing rights.

11.     DEATH

If a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, (i) all Options granted to the Participant shall become exercisable immediately prior to the death of the Participant, and (ii) the estate, personal representative or beneficiary of the Participant who has acquired the Options by will or by the laws of the descent and distribution, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: (a) the first (1st) anniversary of the date of the Participant’s death if the Participant is an executive officer, (b) the second (2nd) anniversary of the date of the Participant’s death for all other Participants or (c) the specified expiration date of the Option.

12.     ASSIGNABILITY

No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Participant only by the Participant.

13.     TERMS AND CONDITIONS OF OPTIONS

A.     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options.

B.     The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.     ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Options granted hereunder shall be adjusted as follows:

A.     If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

B.     If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

C.     If there is any reclassification of the Common Shares, at any time a Participant shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

D.     If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Options, either (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition; or (b) upon written notice to participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (c) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

E.     Despite the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a “modification” of those ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for their holders. If the Committee determines that those adjustments would constitute a “modification” of those ISOs, it may, subject to prior applicable regulatory approval, refrain from making such adjustments.

F.     If there is any proposed winding up, dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

G.     Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

H.     No fractional shares shall be issued under the Plan. A Participant will receive cash in lieu of fractional shares.

I.     Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

15.     EXERCISE OF OPTIONS

A.     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. The notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in Canadian dollars in cash or by certified cheque, (b) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise, or (c) at the discretion of the Committee, by such other method as it deems appropriate, subject to such regulatory approval as may be required. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b) or (c) above, that discretion shall be exercised in writing at the time of the grant of the Option in question.

B.     The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares subject to Option until the date of issuance of a stock certificate to the Participant for such Common Shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.     CONDITIONS OF EXERCISE

Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

17.     TERM & AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if any is required, except that the approval of shareholders is required: (a) to approve the amendment to any material term of an Option, including, without limit, any change to the price of an Option, or (b) to approve the adoption of any option exchange scheme involving Options, or (c) if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed, or (d) if such approval is required for Option awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions. No action of the Committee, Board or shareholders shall alter or impair the rights of a Participant, without the consent of that Participant, under any Option previously granted to him.

18.     CONVERSION OF ISOs INTO NQOs

The Committee, at the written request of any Participant, may, in its discretion and subject to such regulatory approval as may be required, take such actions as may be necessary to convert that Participant’s ISOs that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Corporation or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, on the condition that those conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have ISOs converted into NQOs, and no conversion shall occur until and unless the Committee takes appropriate action.

19.     APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

20.     GOVERNMENTAL REGULATION

A.     The Corporation’s obligations to sell and deliver Common Shares under this Plan are subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance or sale of such shares.

B.     Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exercise Options, and the Corporation may be required to file tax information returns reporting the income received by participants in connection with the Plan.

21.     WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the exercise of an Option, the making of a Disqualifying Disposition (as defined in paragraph 22) or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Corporation may withhold taxes in respect of amounts that constitute compensation included in gross income. The Committee in its discretion may condition (a) the exercise of an Option or (b) the vesting of restricted Common Shares acquired by exercising an Option, on the Participant’s making satisfactory arrangement for withholding. Such arrangement may include payment by the Participant in cash or by cheque (certified in its discretion) of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held Common Shares or the withholding of Common Shares otherwise deliverable upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

22.     DISQUALIFYING DISPOSITION BY PARTICIPANT

By accepting an ISO granted under the Plan, each Participant agrees to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of (a) two years from the date the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.     GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, Canada.

ANNEX 1.1

1997-2002 STOCK OPTION PLAN

This Annex 1.1 is not a summary of all of the terms of the 1997 Option Plan. It provides disclosure relating to the 1997 Option Plan as required by the TSX Company Manual.

The 1997 Option Plan expired on May 1, 2002, except as to 7,100,703 options outstanding as of Record Date under that plan, representing 7.8% of the Corporation’s issued and outstanding shares as of Record Date. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the 1997 Option Plan. The Committee determines participant eligibility, and prescribes the terms and conditions of the options granted. All employees, directors and consultants of the Corporation and its subsidiaries were eligible to participate and receive options, with or without stock appreciation rights (“SARS”). No officer, director (whether or not an employee), employee or consultant of the Corporation or any subsidiary could be granted options that, together with all of the Corporation’s previously established or proposed share compensation arrangements, could result, at any time, in:

(a)     the number of common shares reserved for issuance to such persons exceeding 10% of the number of common shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)     the issue to such persons, within a one-year period, of more than 10% of the outstanding issue of common shares; or

(c)    the issue to any one of such persons, within a 1 year period, of more than 5% of the outstanding issue of Common Shares.

Except for SARs, the exercise price for options cannot be less than 100% of the market price of the common shares on the TSX (or if that price is not available, the price on the Nasdaq Stock Market) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option (“ISO”) and at the time of grant own common shares controlling more than 10% of the combined voting power of the Corporation or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must be made in Canadian dollars, payable by cash, cheque or by such other method as may be authorized by the Committee. The 1997 Option Plan limits the amount of ISOs that may become exercisable under the 1997 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). The Corporation designated any options granted in excess of that limitation as non-qualified options (“NQOs”). As of the Record Date, the closing market price of the Corporation’s common shares on the TSX was CDN $50.56 and on the Nasdaq Stock Market was U.S. $40.47.

Under the 1997 Option Plan, SARS could be granted in connection with the grant of any option. A SAR is the right to surrender to the Corporation all or a portion of an option in exchange for an amount equal to the excess of (i) the SAR fair market value, as of the date such option is transferred and surrendered, of the common shares subject to that option, and (ii) the SAR fair market value of those common shares as of the day the option was granted. Each SAR is subject to other terms and conditions as the Board determines. SARs are exercisable at the sole discretion of the Committee or otherwise only at the same time, by the same persons and to the same extent that the related option is exercisable. Upon exercise, the corresponding portion of the related option is deemed to be surrendered and canceled. A SAR is transferable only in the manner and to the extent that the related option is transferable. Amounts to which a participant is entitled upon SAR exercise are made in cash. “SAR fair market value” is the average of either, (a) the average of the high and low trading prices of the common shares on the TSX or, if not available then (b) the averages of the closing bid and asked prices on the NASDAQ Stock Market, on the 5 trading days immediately prior to that day.

Option awards under the 1997 Option Plan will expire 10 years from the date of grant or any shorter period as may be determined by the Committee when granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify. ISOs will expire 5 years from the date of grant or any shorter period as may be determined by the Committee when granted. If a participant ceases to be employed by the Corporation other than by reason of disability, death, or for cause (as defined in the 1997 Option Plan), the participant must exercise any exercisable installments of an option within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 1997 Option Plan), the right to exercise any option terminates immediately upon discharge. If a participant dies, all options issued to the participant may be exercised by the participant’s estate or representative to the extent the participant could have exercised it on the date of death on the earlier of 180 days from the date of death and the specified expiration date of the option. If a participant ceases to be employed by reason of disability, that participant shall have the right to exercise any option to the extent otherwise exercisable on the date of termination of employment, at any time on or before the earlier of 180 days from the date of termination of employment and the specified expiration date of the option.

The 1997 Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets, the Committee or the board of directors of any entity assuming the obligations of the Corporation are to make appropriate provision for outstanding options to be maintained, exercised, or terminated. The 1997 Option Plan contains a provision to automatically accelerate options if there is a change of control (as defined in the 1997 Option Plan) in the Corporation. Options are not assignable or transferable except by a participant, during his or her lifetime, or by will or the laws of descent and distribution. Prior to the expiry of the 1997 Option Plan, shares reserved for options which expire unexercised or are cancelled could be reused for additional option grants. The Corporation does not provide any financial assistance for the purchase of common shares under the 1997 Option Plan. The Board may terminate or amend the 1997 Option Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the 1997 Option Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

ANNEX 1.2

1993-1998 STOCK OPTION PLAN

This Annex 1.2 is not a summary of all of the terms of the 1993 Option Plan. It provides disclosure relating to the 1993 Option Plan as required by the TSX Company Manual.

The 1993 Option Plan (amended and restated in January 1996) expired on January 1, 1998, except as to 2,200 options outstanding as of Record Date, representing 0.002% of the Corporation’s issued and outstanding shares as of Record Date under that plan. The Board of Directors, or a committee of 3 board members appointed by the Board, (the “Board”) administers the 1993 Option Plan. The Board determines participant eligibility and prescribes the terms and conditions of the options granted. This 1993 Option Plan was intended to provide incentives to the officers and other employees by providing them with opportunities to purchase stock pursuant to options which qualify as “incentive stock options” (“ISO”) and to directors, employees and consultants by providing them with opportunities to purchase stock which do not qualify as ISOs “NQOs”). Both ISOs and NQOs are referred to individually as an “option” and collectively as “options” ISOs may be granted only to employees of the Corporation or any Subsidiary. NQOs may be granted to any officer, director (whether or not an employee), employee or consultant of the Corporation or any subsidiary. The Committee may take into consideration an optionee individual circumstances in determining whether to grant an ISO or an NQO.

Under the 1993 Option Plan, no Option could be granted if it would have the effect of increasing the aggregate number of common shares subject to option under the 1993 Option Plan and any other stock plan of the Corporation such that the aggregate would exceed 20% of the Corporation outstanding issue of common shares (on a non-diluted basis). The price specified in the option agreement relating to each NQO could not be lower than the market price on the TSX at the time of grant, less any maximum discount allowable under TSX regulations (such discount not in any event to exceed 50% of such fair market value). The price specified in the option agreement relating to each ISO granted could not be less than the fair market value per common share on the date of such grant. In the case of an ISO granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary, the price specified in the option agreement relating to each ISO could not be less than 110% of the fair market value of common shares on the date of grant. If, at the time an Option was granted, the common shares were publicly traded, “fair market value” was to be determined as of the last business day for which the prices or quotes were available prior to the date such Option was granted and meant (i) the average of the bid and asked prices in the over-the-counter market as reported by NASDAQ or, (ii) the average of the high and low prices on a principal national securities exchange (including the TSX) on which they were so traded. The 2003 Option Plan limits the amount of ISOs that may become exercisable under the 1993 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). As of the Record Date, the closing market price of the Corporation’s common shares on the TSX was CDN $50.56 and on the Nasdaq Stock Market was U.S. $40.47.

Each Option expires on the date specified by the Board, but not more than (i) ten (10) years from the date of grant in the case of Options generally and (ii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary. The term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a NQO. If a participant ceases to be employed by the Corporation other than by reason of disability, death, or for cause (as defined in the 1993 Option Plan), the participant must exercise any exercisable installments of an ISO within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 1993 Option Plan), the right to exercise any option terminates immediately upon discharge. If a participant dies, all ISOs issued to the participant may be exercised by the participant’s estate or representative to the extent the participant could have exercised it on the date of death on the earlier of 180 days from the date of death and the specified expiration date of the option. If a participant ceases to be employed by reason of disability, that participant will have the right to exercise any ISO to the extent otherwise exercisable on the date of termination of employment, at any time on or before the earlier of 180 days from the date of termination of employment and the specified expiration date of the option. In granting any NQO, the Board could specify that it was subject to the above restrictions applicable to ISOs, or to any other termination or cancellation provisions.

The Board, at the written request of any optionee, may convert the optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of the ISOs, regardless of whether the optionee is an employee of the Corporation or a subsidiary at the time of conversion. At the time of conversion, the Board (with the consent of the Optionee) may impose conditions on the exercise of the NQOs, provided that the conditions are not inconsistent with the 1993 Option Plan. Nothing in the 1993 Option Plan gives any optionee the right to have ISOs converted into NQOs.

The 1993 Option Plan makes provisions for the disposition and adjustment of the number of options granted, if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets, the Board or the board of directors of any entity assuming the obligations of the Corporation are to make appropriate provision for outstanding options to be maintained, exercised, or terminated. The 1993 Option Plan contains a provision to automatically accelerate options if there is a change of control (as defined in the 1993 Option Plan) in the Corporation after January 24, 1996. Options are not assignable or transferable except by a participant, during his or her lifetime, or by will or the laws of descent and distribution. Prior to expiration of the 1993 Option Plan, shares reserved for options which expire unexercised or are cancelled could be reused for additional option grants.

The Board may terminate or amend the 1993 Option Plan in any respect at any time, except that without the approval of the shareholders within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of common shares that may be issued may not be increased (except by adjustment noted in the above paragraph relating to changes in capital structure and mergers); (b) the provisions regarding eligibility for grants of ISOs, may not be materially modified; (c) the provisions regarding the exercise price at which common shares may be offered pursuant to ISOs and the $100,000 per optionee annual limitations, may not be modified (except by adjustment noted in the above paragraph relating to changes in capital structure and mergers); (d) the expiration date of the 1993 Option Plan may not be extended; (e) the benefits accruing to participants may not be materially increased; (f) the provisions regarding eligibility for grants of ISOs may not be modified; and (g) the Board may not take any action which would cause the 1993 Option Plan to fail to comply with Rule 16b-3. In no event may action of the Board or shareholders alter or impair the rights of an optionee, without his/her consent, under any option previously granted to him or her. The Corporation does not provide financial assistance for the purchase of common shares under the 1993 Option Plan.

ANNEX 1.3

THE ADAYTUM 1999 STOCK OPTION PLAN

This Annex 1.3 is not a summary of all of the terms of the Adaytum Option Plan. It provides disclosure relating to the Adaytum Option Plan as required by the TSX Company Manual.

The Adaytum Option Plan expired on the closing of the Merger Agreement, except as to 376,542 options outstanding as of Record Date under that plan, representing 0.4% of the Corporation’s issued and outstanding shares as of Record Date. The Corporation assumed responsibility for options under the Adaytum Option Plan under the terms of the Merger Agreement. The purpose of the Adaytum Option Plan was to aid in maintaining and developing personnel capable of assuring the future success of Adaytum, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in Adaytum through stock options.

Options granted were either incentive stock options (“ISOs”) or options which do not qualify as ISOs (“NQOs”). Shares were either authorized but unissued common shares, or issued common shares which have been reacquired by the Company. The vesting of options, the term and the causes of cessation of entitlement for option exercises was determined by the Board on a case-by-case basis at the time of grant. Prior to the expiration of the Adaytum Plan, if an option expired or for any reason was terminated or expired unexercised with respect to any shares, such shares could again be available for options.

The board of directors, or a committee of board members appointed by the Board, (the “Board”) administers the Adaytum Plan. ISOs were only to be granted to any full or part-time employee (including officers and directors who are also employees) of Adaytum and of its subsidiaries. Full and part-time employees, members of the Board of Adaytum or one of its subsidiaries who are not also employees, and consultants or independent contractors providing valuable services who were not also employees were also eligible to receive options which do not qualify as ISOs (“NQOs”). A person granted an option could receive additional provided that such options were to be treated as NQOs to the extent the aggregate fair market value (determined at the time the ISO is granted) of the common shares with respect to which all ISOs are exercisable for the first time by an employee during any calendar exceeded $100,000.

The option price for all ISOs granted under the Adaytum Option Plan were determined by the Board but could not be less than 100% of the fair market value of the common shares at the date of granting of such option. Notwithstanding any other provision in the Adaytum Option Plan, if at the time an option grant an optionee owned directly or indirectly 10% of the total combined voting power of all classes of stock, then the price of any ISO could not be less than 110% of the fair market value of the common shares and such option by its terms could not be exercisable after 5 years from the grant date. The option price for NQOs was also determined by the Board. Fair market value of the common shares was determined by the Board. If on the date of grant of any option, the common shares were not publicly traded, the Board had to make a good faith attempt to satisfy the option price requirement and take such action as it deemed necessary or advisable. Each option and all rights and obligations expire on the date determined by the Board and specified in the option agreement. The Board had no duty to provide terms of like duration for options, but the term of an ISO could not extend more than 10 years from the date of granting and the term of NQOs could not extend more than 15 years from the date of granting.

The Board has full and complete authority to determine any restrictions on the transferability of shares acquired on the exercise of options. No option is transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in the option agreement. During the lifetime of an optionee, the option was exercisable only by such optionee.

The Adaytum Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in the Corporation’s corporate or capital structure. Also, if there is a merger, consolidation or other transaction whereby the Corporate is not the surviving corporation, appropriate adjustments may include adjustments or substitutions in the types of shares that are subject to outstanding options. The Adaytum Option Plan permits the Committee to grant cash bonuses to participants in order to provide funds to pay all or a portion of taxes payable by the participant in connection with the option grants. No further options can be granted under the terminated Adaytum Option Plan, but termination will not, without the consent of the optionee, alter or impair any rights or obligations under any option already granted. The Adaytum Option Plan may be cancelled by the Board without shareholder approval, unless otherwise required by the rules or regulations of any securities commission applicable to the Corporation. No amendment will adversely affect any outstanding option without the consent of the option holder.

ANNEX 2

COGNOS INCORPORATED
2002-2005 RESTRICTED SHARE UNIT PLAN
(Adopted by the Cognos Board of Directors on September 25, 2002)

1.     PURPOSE

The purpose of this 2002-2005 Restricted Share Unit Plan (the “Plan”) of Cognos Incorporated (the “Corporation”) and any present or future wholly owned subsidiary of the Corporation wherever located (each a “Subsidiary”) is to provide grants (each an “Award”) of Restricted Share Units (as defined below) to officers, directors and employees of the Corporation and its Subsidiaries. Any person to whom an Award has been granted under this plan is called a “Participant”. A “Restricted Share Unit” means a right to receive, on the basis set out in the Plan, one (1) common share in the capital stock of the Corporation (a “Common Share”).

For greater certainty, the Plan together with any trust established pursuant hereto shall be constituted as an “employee benefit plan” for the purposes of the Income Tax Act (Canada) (the “Tax Act”). No provision of the Plan shall be applied, interpreted or administered in a manner contrary to the requirements of the Tax Act for qualification of the Plan as such. For greater certainty, the grant of an Award represents a contingent entitlement of the Participant to whom it has been granted and the exchange of a Restricted Share Unit which is the subject of an Award for a Common Share shall be the payment of such share out of or under an employee benefit plan.

2.     ADMINISTRATION OF THE PLAN

A.     The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B.     Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the Participants of the Corporation and any Subsidiary (from among the class of individuals eligible under paragraph 1) to whom Awards may be granted; (b) determine the time or times at which Awards may be granted; (c) determine the limitations, restrictions, and conditions of any grant of Awards; (d) determine the time or times when each Restricted Share Unit which is the subject of an Award shall become exchangeable or exercisable for a Common Share and the duration of the exchange or exercise period; (e) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (f) select one or more trustees (each a “Trustee” and collectively the “Trustees”) and establish one or more agreements between the Corporation and each Trustee (each a “Trust Agreement”) to provide for the purchase of Common Shares on the open market for exchange or exercise under the Plan and the administration of the policies and procedures governing such purchases. The interpretation and construction by the Committee of any provisions of the Plan or of any Awards granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

C.     The date of grant of an Award under the Plan will be the date specified by the Committee at the time it grants the Award. If no date is specified, the date will be the date of the grant.

D.     Awards may be granted to members of the Board, including members of the Committee. All grants of Awards to members of the Board shall be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (a) are eligible to receive grants of Awards pursuant to the Plan or (b) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which such action is taken with respect to the granting of Awards to such member.

3.     AWARDS

Subject to the requirements in this Plan, the Committee shall determine the number of Restricted Share Units which are granted pursuant to an Award and the terms and conditions of each Award. After the expiration and/or satisfaction of the applicable restrictions and conditions set forth in an Award Agreement (as defined below), a Participant may elect to exchange each Restricted Share Unit for one (1) Common Share. The delivery to the Participant of such Common Share shall be subject to (i) such trading restrictions as may be imposed by the Corporation from time to time and (ii) the delivery of such evidence as the Corporation’s registrar and transfer agent may reasonably require confirming the eligibility of such Participant to own Common Shares under the ownership constraints applicable to shareholders of the Corporation.

4.     STOCK

A.     All stock delivered to the Participants under the Plan shall be authorized, issued and outstanding Common Shares, which shall be purchased by the Trustees. The aggregate number of Common Shares which may be purchased by the Trustees is 2,000,000, subject to adjustment as provided in paragraph 8 below. The Corporation shall provide the Trustees with the funds necessary to purchase the Common Shares. The obligations of (i) the Trustees regarding the purchase and delivery of Common Shares and (ii) the Corporation regarding the delivery to the Trustees of such funds, shall in each case be more fully set forth in one or more Trust Agreements. All dividends paid on Common Shares which are held by the Trustees shall be retained by the Trustees and shall be distributed to the Participant at the time the Common Shares on which the dividends were declared are distributed to the Participant.

B.     The aggregate number of shares subject to Awards granted in the first three years of the Plan to Participants who are, at the time of grant, directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) of the Corporation shall not exceed 50% of the aggregate number of shares subject to Awards granted to all Participants during such period; and the aggregate number of shares subject to Awards granted in each successive year to Participants who are, at the time of grant, directors or officers of the Corporation shall not exceed 50% of the aggregate number of shares subject to Awards granted to all Participants during such year.

5.     TERM & EFFECTIVE DATE

This Plan was adopted by the Board on September 25, 2002. The Plan shall expire on September 30, 2005 (except as to Awards outstanding on that date).

6.     DURATION OF AWARD

Subject to the terms of the Plan, each Award shall expire on the date specified by the Committee.

7.     TERMS AND CONDITIONS OF AWARDS

A.     The term of each Award shall be set out in an Award agreement (each, an “Award Agreement”) which may contain such restrictions, conditions and other provisions as the Committee deems advisable. The Committee may provide for the acceleration of any restrictions, either in the initial Award agreement or otherwise in writing, upon the satisfaction of Performance Targets to be to be achieved after the date of grant. “Performance Target” means those targets that may be established by the Committee from time to time that relate to corporate, group, unit or individual performance and are established in terms, measures or standards determined by the Committee. Whether any particular Performance Target has been achieved by a Participant in any given period shall be determined in good faith by the Committee in its sole discretion.

B.     The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver Award agreements. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such Award agreements.

8.     ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Restricted Share Units granted hereunder shall be adjusted as follows:

A.     If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exchange or exercise of a Restricted Share Unit shall be increased proportionately.

B.     If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exchange or exercise of a Restricted Share Unit shall be decreased proportionately.

C.     If there is any reclassification of the Common Shares at any time, a Participant shall accept, at the time of acquisition of shares pursuant to the exchange of a Restricted Share Unit, in lieu of the number of Common Shares in respect of which the Restricted Share Unit is being exchanged, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Restricted Share Unit been exchanged before such reclassification or reclassifications.

D.     If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise, in each case as determined by the Board (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Awards, the Committee or Successor Board may, upon written notice to participants: (i) provide that all Awards must be exchanged or exercised, to the extent then exchangeable or exercisable, within a specified number of days of the date of such notice, at the end of which period the Awards and the underlying Restricted Share Units shall terminate; or (ii) terminate all Awards in exchange for a cash payment equal to the fair market value of the shares underlying such Restricted Share Units (to the extent then exchangeable or exercisable) taking into account any exercise price.

E.     If there is any proposed winding up, dissolution or liquidation of the Corporation, each Restricted Share Unit will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F.     Except as expressly provided herein, no issuance by the Corporation of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the Restricted Share Units. No adjustments to the Restricted Share Units shall be made for dividends paid in cash or in property other than securities of the Corporation.

G.     No fractional shares shall be delivered pursuant to an exchange or exercise under the Plan. A Participant will receive cash in lieu of fractional shares.

9.     REGULATION

A.     Each Restricted Share Unit shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Restricted Share Unit or shares thereunder upon any stock exchange, inter-dealer quotation system or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Restricted Share Unit or the delivery or acquisition of shares thereunder, no such Restricted Share Unit may be exchanged unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

B.     Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exchange Awards and the Corporation may be required to file tax information returns reporting the income received by Participants in connection with the Plan.

10.     TERM AND AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if required, except that the approval of shareholders is required if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed. No action of the Committee, Board or shareholders shall adversely affect the rights of a Participant, without the consent of that Participant, under any Award previously granted to the Participant.

11.     WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the grant of an Award, the vesting or transfer of Restricted Share Units or Common Shares acquired on the exchange or exercise of a Restricted Share Unit, or the making of a distribution or other payment with respect to such Award or Common Shares, the Corporation may withhold taxes required by law. The Committee in its discretion may condition (a) the grant of an Award or exchange or exercise of a Restricted Share Unit or (b) the vesting of an Award or Common Shares acquired by exchanging or exercising a Restricted Share Unit, on the Participant’s making satisfactory arrangement for withholding.

12.     MISCELLANEOUS

A.     Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Awards pursuant to the Plan.

B.     None of the Corporation, any Subsidiary or the Trustees (which for the purposes of this section includes their respective directors, officers and employees) shall have any liability for: (i) the income or other tax consequences to participants arising from participation in the Plan; (ii) any change in the value of the Common Shares; or (iii) any delays or errors in the administration of the Plan, except where such person has acted with willful misconduct. Participants should consult their own tax and business advisors as none of the Corporation, any Subsidiary or the Trustees is providing any such advice to any Participant.

13.     GOVERNING LAW

The validity and construction of the Plan and Award agreements shall be governed by the laws of the Province of Ontario, Canada.

ANNEX 3

COGNOS
EMPLOYEE STOCK PURCHASE PLAN
TERMS AND CONDITIONS
(as amended by the Cognos Board of Directors on May 10, 2002 approved by its Shareholders on July 2, 2002, and approved by the TSX on September 4, 2002)

1.     PURPOSE

Participation in the Cognos Employee Stock Purchase Plan (the “Plan”) is being extended to all full-time and part-time permanent employees of the Cognos group of companies (the “Corporation”). An employee can enroll in the Plan at any time between December 1, 1993 and November 30, 2005. The Plan is intended to provide a further incentive for employees to promote the best interests of the Corporation and an additional opportunity to participate in its economic progress. The stock subject to this Plan shall be shares of the Corporation’s authorized but unissued common stock, no par value. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000 (1,500,000 pre-split common shares).

2.     PAYROLL DEDUCTION

Under the Plan each participating employee (the “Employee”) can elect to have the Corporation deduct an amount per pay period not to exceed 5% of his/her annual target salary divided by the number of pay periods per year provided such amount is greater than $10.00 per month. Commencing on December 1, 1993, the Corporation shall accumulate in its general fund on behalf of each Employee the deductions made in each of the Corporation’s fiscal quarters (a “Purchase Period”). An Employee may elect to change the amount deducted at any time to become effective at the beginning of the next Purchase Period.

3.     DATE OF ACQUISITION

On the first trading day after the end of each Purchase Period (the “Date of Acquisition”) (i.e., March 1, 1994, June 1, 1994, September 1, 1994 and December 1, 1994 etc. through to November 30, 2005) each Employee’s cumulative deductions shall be applied towards the purchase of common shares of Cognos Incorporated (the “Common Shares”).

4.     PRICE OF ACQUISITION

The purchase price per share shall be at a 10% discount from the lesser of the simple average of the average of the high and low prices of the Common Shares on The Toronto Stock Exchange (T.S.E.) on each of (a) the first five trading days of the Purchase Period or (b) the last five trading days of the Purchase Period.

5.     RECORD OF ACQUISITION

Within one month after each Date of Acquisition, each Employee shall be furnished with a record of the shares purchased, the purchase price per share, and the balance remaining in his/her account along with the stock certificate covering the shares purchased. No partial shares shall be issued. Amounts remaining in an Employee’s account which are insufficient to purchase a whole share shall form the opening balance for the subsequent Purchase Period.

6.     TAX CONSEQUENCES

Because the Plan is available to employees of all of the Cognos group of companies worldwide, no attempt has been made to determine the many special provisions which could be applicable to a particular situation. Employees should consult their own tax advisors to determine the specific tax consequences to them.

7.     TRANSFERABILITY OF SHARES

The Common Shares issued will be freely transferable on the T.S.E. and in the over-the-counter market in the United States, subject to the requirement that any resales by “Affiliates” of the Corporation must be made pursuant to Rule 144 of the United States Securities Act.

8.     WITHDRAWAL AND TERMINATION

An employee may withdraw from the Plan at any time by providing written notice to the attention of:

The Corporate Secretary
Cognos Incorporated
P.O. Box 9707
3755 Riverside Drive
Ottawa, Ontario
K1G 4K9

Upon withdrawal all deducted amounts which have not been applied to the purchase of shares shall be returned to the Employee. No interest will be payable to any Employee in respect of deductions made under the Plan.

Termination of employment for whatever cause shall constitute withdrawal from the Plan. On termination all outstanding deductions which have not been applied to the purchase of shares shall be immediately returned to the Employee.

9.     ADMINISTRATION

Rights under the Plan are not transferable by an Employee to any other person. All funds received by the Corporation under the Plan shall be included in the general fund of the Corporation. This Plan will be administered by the Corporate Secretary whose decisions with regard thereto shall be final and conclusive. The Plan shall be governed by the laws of the Province of Ontario.

10.     ELECTION TO PARTICIPATE

In order to participate in the Plan an employee must complete the attached Election to Participate form by filling in the date deductions are to commence and the amount of money per pay period which he/she desires to have withheld. The form must then be dated, signed and returned to the Corporate Secretary.

If you have any questions, please contact the Coordinator Shareholder Relations at the Ottawa-Riverside office (738-1338 ext. 3392).

11.     RESTRICTION ON PURCHASES

No employee of the Corporation may purchase Common Shares under the Plan that, together with all of the Corporation’s previously established or proposed share compensation arrangements, could result, at any time, in:

(a)    the number of Common Shares purchased or reserved for issuance to such persons exceeding ten per cent (10%) of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)    the purchase or issue to such persons, within a one-year period, of more than ten per cent (10%) of the outstanding issue of Common Shares; or

(c)    the purchase or issue to any one of such persons, within a one-year period, of more than five per cent of the outstanding issue of Common Shares.

The foregoing limits will be adjusted to reflect any adjustments in the capital of the Corporation.

ELECTION TO PARTICIPATE

TO:     COGNOS INCORPORATED and its subsidiaries and affiliates (the “Corporation”)

I, the undersigned, acknowledge having received and read the Cognos Employee Stock Purchase Plan (the “Plan”) and agree to the terms contained therein. I hereby authorize the Corporation in accordance with the terms of the Plan commencing _______________________, 200__ to withhold by way of payroll deduction: __________________ per pay period

(NOTE: The amount indicated may not exceed 5% of your target salary divided by the number of pay periods per year).

Unless given notice of any withdrawal from the Plan, I further authorize and direct the Corporation on my behalf to apply the proceeds from such deductions towards purchase of Common Shares of Cognos Incorporated on the first trading day after the end of each Purchase Period.

I recognize and agree that purchase of such shares is conditional upon my being a full-time employee of the Corporation at the time of purchase. I acknowledge and agree that termination of employment for whatever cause shall render my participation in the Plan null and void and all deductions made on my behalf since the end of the fiscal quarter which preceded my termination shall be returned to me in full.

Signature: _____________________________________

Name: (Please Print) ____________________________

Date: ________________________________________

Home Address: ________________________________

ANNEX 4

ALIGNMENT WITH TSX CORPORATE GOVERNANCE GUIDELINES

The table below sets out the TSX guidelines (which are substantially similar in nature to the reforms in the United States) with a brief description of the alignment of the Corporation’s practices with those guidelines.

	TSX Corporate Governance Guideline	Alignment Status	Comment

1.	Board should explicitly assume	Yes	The Board has assumed these stewardship
	responsibility for stewardship of the		responsibilities as evidenced in its written
	corporation, and adopt a formal mandate		mandate which can be accessed from the following
	setting out the Board’s stewardship		website at
	responsibilities and assume responsibility		www.cognos.com.
for the following matters:

	(a) adoption of a strategic planning process;	Yes	The Board meets independently and with management
annually to specifically discuss strategic
planning, product and business plans, and risks and
opportunities. Updates are presented at Board
meetings.

	(b) identification of principal risks of the	Yes	Principal business risks are assessed by the Board
	Corporation’s business and ensuring the		at the annual strategic planning session and
	implementation of appropriate systems to		updated regularly by senior management as part of
	manage these risks;		the Board's Standing Agenda in compliance with
various legal and financial requirements and
management's assessment of those risks. In
addition, the Corporation has specifically
addressed key financial risks by adopting and
implementing written policies. The Audit Committee
assists the Board with the review of the risk
management program.

	(c) succession planning, including	Yes	This responsibility is assigned to the Human
	appointing, training, and monitoring of		Resources & Compensation Committee. This Committee
	senior management;		reviews with members of senior management the
composition of their organization and the
individuals identified as potential successors for
their respective roles and positions. Management
has in place a process to identify and review the
progress of potential successors at the upper
management levels. The CEO reports on these matters
to the Committee and the Board. In particular, a
succession plan for the CEO is in place and is
reviewed at least annually by the Committee and the
Board as a whole.

	(d) a communications policy for the	Yes	The Board's mandate includes responsibility for
	Corporation; and		effective communication with shareholders, and the
Corporation has adopted a Disclosure Policy to
ensure that continuous and timely disclosure
obligations are met and to prevent the occurrence
of selective disclosure. Communications with the
Corporation's stakeholders is done by various
means, including news releases, the general media,
participation in analyst-hosted conferences, the
corporate internet site (www.cognos.com), mailings,
and regular staff meetings. Quarterly and annual
earnings releases are approved by the Audit
Committee and Board and are followed by a webcast
analyst conference call which is archived on the
Corporation's investor relations web site and
accessible by all shareholders. Other media
releases and communications are coordinated by the
Public Relations and Corporate Relations
departments and the Corporate Human Resources
department.

	TSX Corporate Governance Guideline	Alignment Status	Comment

	(e) integrity of the Corporation's internal control and management information systems.	Yes	The Audit Committee has the responsibility to oversee the design and to review the adequacy of the internal controls and management information systems. These matters are reviewed and discussed with the CFO on a regular basis and with the external auditors, with whom the Committee has established a direct relationship. A comprehensive review of the Corporation's internal control systems was carried out during fiscal year 2003 by an accounting firm that is not the Corporation's auditor and the Corporation has in 2005 obtained its Section 404 Certification under the Sarbanes Oxley Act. The Committee reports to the Board with respect to such controls and systems.

2.	Majority of directors should be "unrelated".(1)	Yes	The slate of nominees proposed for election to the Board is comprised of nine (9) directors, seven (7) of whom are unrelated and independent. The slate of directors has been approved and recommended to the Board by the Corporate Governance & Nominating Committee. See also "Certain Relationships and Other Transactions".

3.	Disclose for each director whether he or she is related and how that conclusion was reached.	Yes	The table at "Election of Directors" sets out the principal occupation or employment of each proposed director. In making the determination as to whether a proposed director is related, the factual circumstances of each proposed director are considered in the context of many factors, including the nature and extent of any interest, business or other relationship which that proposed directors has, which could, or could be reasonably perceived to, materially interfere with the ability to act with a view to the best interests of the Corporation. (2)

4.	Board to appoint a committee composed exclusively of non-management directors, a majority of whom are unrelated, responsible for nominations to the Board and assessment of directors on an ongoing basis.	Yes	This responsibility is assigned to the Corporate Governance & Nominating Committee. No director who is also an officer or employee of the Corporation may be a member of this Committee. Each member must be unrelated. This Committee is currently composed of all unrelated directors.

5.	Implement a process to assess effectiveness of board, committees, and directors.	Yes	It is the responsibility of the Corporate Governance & Nominating Committee to establish procedures for effective Board meetings and to assess and provide recommendations on an annual basis to the Board on the effectiveness of the Committees and consider the contributions of the directors. A Standing Agenda for the Board has been established which enables the Board to annually address and discuss all matters within its purview. The Board has, following consultation with external consultants, implemented a new Board and Board Member effectiveness assessment process which was instituted in April 2005 and will be undertaken annually in the future.

	TSX Corporate Governance Guideline	Alignment Status	Comment

6.	Provide orientation and education programs for new directors.	Yes	The Corporate Governance & Nominating Committee is responsible for identifying and recommending new candidates to the Board, ensuring that adequate orientation regarding the operation of the Corporation and the Board is provided to new and current members. All new directors receive a complete orientation program, consisting of presentations and briefings by the Board Chair and senior management on the business and operations of the Corporation. In addition to being offered the opportunity to attend relevant courses sponsored by recognized institutions, Board members also receive presentations and are invited to attend corporate events to educate and keep the Board informed of changes in the Corporation and the legal, regulatory and business framework within which it operates. Under the current Board Mandate, Directors are to seek to participate in at least 1 director education program every 24 months. The foregoing are provided at the Corporation's expense.

7.	Consider board size and composition, with view to improving effective decision-making.	Yes	The Board is currently comprised of nine (9) directors. The Corporate Governance & Nominating Committee makes recommendations with respect to board size and composition. The Board believes that the current size of the Board is large enough to promote a diversity of views and to staff the various Committees, without being so large as to detract from the Board's efficiency and effectiveness. The Board also believes that its composition reflects diverse backgrounds and skills appropriate to the nature of the Corporations' business.

8.	A Board should review the adequacy and form of director compensation, with such compensation realistically reflecting the responsibilities and risks of being an effective director.	Yes	The Human Resources and Compensation Committee is currently comprised of three non-management, and unrelated/independent, directors. The Board has appointed this committee to review and make recommendations with respect to the remuneration of directors in light of time commitment, fees paid by comparable companies, and responsibilities involved. See "Compensation of Directors". Senior management compensation and succession planning also fall within the responsibilities of this committee. See "Human Resources & Compensation Committee Report on Executive Compensation". The Committee has retained independent external consultants to provide periodic advice to the Committee on its practices and decisions relating to the above matters.

9.	Board committees should generally be composed of outside (non-management) directors, a majority of whom should be unrelated, although some board committees, such as an executive committee, may include one or more inside directors	Yes	The mandates for the Board committees require that the committees be composed entirely of unrelated, outside directors. Each of the Board's committees are currently so composed.

	TSX Corporate Governance Guideline	Alignment Status	Comment

10.	Appoint committee responsible for corporate governance issues.	Yes	This responsibility is assigned to the Corporate Governance & Nominating Committee. This Committee was established in 1998 with a written mandate which was revised in May 2003 and again significantly updated during 2005 as reported in the 2004 Proxy Statement. This Committee reviews and recommends changes to the mandates and composition of the Board's committees. In doing so, this Committee monitors and ensures compliance with any rules, regulations or guidelines promulgated by regulatory authorities relating to corporate governance.

11.	The Board, together with the CEO, should:

	(a) develop position descriptions for board and CEO, including the definition of the limits to management's responsibilities; and	Yes	The role and responsibilities of the Board and CEO are contained in the Board Mandate. The Board retains all powers not specifically delegated by the Board to management or to Board Committees. The CEO has been delegated the authority to manage and supervise the day-to-day operations of the Corporation's business.

	(b) approve corporate objectives which the CEO is responsible for meeting.	Yes	The Chief Executive Officer's current year objectives and performance against prior years' objectives are determined annually. See "Human Resources & Compensation Committee Report on Executive Compensation - Chief Executive Officer Compensation". The Human Resources & Compensation Committee is responsible for establishing, monitoring and reviewing, at least annually, CEO performance guidelines and to assist the Board in assessing and evaluating CEO performance.

12.	Establish procedures to enable board to function independently of management.	Yes	The Board mandate requires that there be a separation in the positions of Chairperson of the Board and Chief Executive Officer. These positions are currently held by different persons. The Board meets without the presence of management at each Board meeting. The Board, and its committees, may retain and meet with external advisors and consultants, as required, subject to the approval of the Chairperson of the Board. The Board mandate further establishes the position of Lead Director which is filled in the event that the Board Chair is not an unrelated director.

	TSX Corporate Governance Guideline	Alignment Status	Comment

13.	(a) All audit committee members should be outside (non-management)/unrelated directors.	Yes	The Audit Committee Mandate requires that all members of the Audit Committee be outside directors. The Audit Committee is currently comprised of three directors, all of whom are independent and unrelated.

	All members of the audit committee should be financially literate and at least one member should have accounting or related financial experience.		The Audit Committee Mandate requires that all members of the Committee be financially literate and that at least one member have a professional accounting certification (or equivalent). The Board has determined that the financial literacy and accounting or related financial experience of all the members of this committee are best measured against the definition of "financial expert" contained in the final rules issued by the United States Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that all members of the Audit Committee must have, (and all current members do have), relevant accounting or financial management experience so as to read and understand fundamental financial statements. Two of its current members have been determined to be financial experts.

(b) Roles and responsibilities of the audit committee should be specifically defined so as to provide:

    •    appropriate guidance to the audit
          committee as to their duties

    •    for its oversight of management reporting
	on internal controls;	Yes	The Audit Committee Mandate sets out its responsibilities with respect to each of these areas. See "Corporate Governance - Audit Committee" and also "AUDIT COMMITTEE REPORT". The adequacy of this mandate is reviewed and reassessed annually.

	(c) Have direct communication with internal and external auditors.	Yes	In prior years the Audit Committee has met with the Corporation's external auditors without members of management present as required, but not less than annually. Beginning in fiscal 2003, the Audit Committee assumed direct responsibility for the Corporation's relationship with the external auditor, and provided the opportunity to meet with the Committee without management present.

14.	Implement systems to enable individual directors to engage outside advisors at Corporation's expense.	Yes	The Board and its Committees may engage such outside advisors at the expense of the Corporation as necessary to carry out its duties. Both the Audit Committee and the Human Resources and Compensation Committee have in the past engaged outside advisors.

(1)	Under the TSX guidelines, the term “unrelated director” means a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests arising from shareholding. An “outside director” is a director who is not an officer (other than Board Chair) or employee of the Corporation or any of its affiliates. To be considered “independent”, the Board must determine that a director does not have any direct or indirect material relationship with the Corporation. This determination has been made by reference to the Nasdaq rules.

(2)	See “Certain Relationships and Other Transactions” for a discussion of the factual circumstances relating to certain proposed directors.

ANNEX 5

AUDIT COMMITTEE MANDATE

1.    ESTABLISHMENT AND PURPOSE

The Board of Directors of Cognos Incorporated (the “Board”) has established an Audit Committee (the “Committee”) to supervise the audit of the Corporation’s financial records as well as to ensure the adequacy and effectiveness of its policies and procedures concerning the Corporation’s financial reporting, internal accounting, financial controls, management information and risk management.

2.    MEMBERS & QUALIFICATIONS

The Board annually will appoint not less than three (3) Directors as members of the Committee. No Director who is also an officer or employee of the Corporation (or any related entity) may be a member of the Committee. The Committee and each member of the Committee must meet the independence and audit committee composition requirements promulgated by any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Corporation, as in effect from time to time. In general, each member of the Committee shall be free of any relationship that could, or could reasonably be perceived to, in the opinion of the Board, interfere with the exercise of independent judgement as a member of the Committee.

All members of the Committee must be able to read and understand fundamental financial statements including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have a professional accounting certification (or equivalent) or comparable experience and background that results in the individual’s financial sophistication (“Accounting or Financial Expertise”). In addition to the foregoing, the composition of the Committee, and qualifications of its members, will comply with such additional requirements as may be imposed by those regulating bodies having jurisdiction over the Corporation.

3.    DUTIES

The Committee will review the relevance and adequacy of this Mandate on at least on an annual basis and will provide any recommendations to the Board. The Committee will have the duties set out below, as well as such other duties that are not specified below but are, in the opinion of the Board, consistent with the general purposes of the Committee set out in paragraph 1 and specifically delegated to the Committee by the Board:

(a)	Relations with the Auditor: The Committee will be responsible for the Corporation’s relationship with the Corporation’s external Auditor (the “Auditor”), and in that context will:

•	Be directly responsible for recommending the selection, determining the compensation and carrying out the evaluation and oversight of the Auditor for the purpose of preparing or issuing an audit report or related work. The Auditor shall report directly to the Committee, which shall have the ultimate responsibility and authority to recommend the removal or replacement of the Auditor to shareholders in any notice or proxy statement relating to such actions.

•	Establish procedures with Management and the Auditor to effectively manage the relationship between the Auditor and the Corporation and report to the Board on those activities on a regular basis.

•	Establish procedures to monitor the independence of the Auditor and take the necessary action to eliminate all factors that might impair, or be perceived to impair, the independence of the Auditor. On not less than an annual basis, require the Auditor to submit a formal written statement identifying all relationships between the Auditor and the Corporation consistent with applicable standards and discuss with the Auditor any disclosed relationships or services that may effect its independence. Not less than once every five (5) years, ensure that the Auditor rotates the firm’s lead audit partner(s) assigned to the Corporation’s audit.

•	Establish, monitor and review policies and procedures relating to the review, pre-approval, approval and provision of audit and permitted non-audit services by the Auditor and in general approve and monitor all expenditures or fees relating to the performance of any service by the Auditor or any other audit or non-audit services performed by any other entity. The Committee may delegate this responsibility to one or more members of the Committee as long as any decisions made by such delegates are presented to the next full Committee meeting.

•	Plan steps for an orderly transition to a new Auditor, if required.

•	Provide the Auditor with the opportunity to meet with the Committee or the Board without management present, at each quarterly meeting of the Committee, for the purpose of discussing any issues, which have arisen during that fiscal quarter or any previous fiscal quarter.

(b)

Audit & Financial Reporting: The Committee will be primarily responsible for ensuring, on behalf of the Board, that the Corporation fulfills all of its audit and financial reporting obligations, and in that context will:

•	Review, establish and monitor each annual audit of the Auditor in accordance with a written audit plan. In that context the Committee will, amongst other matters: establish the scope of the audit, establish the Auditor’s fees for the audit and monitor the progress of the audit.

•	Review with Management and the Auditor the quality and acceptability of the Corporation’s critical accounting policies and any proposal for changes to them.

•	Review with Management and the Auditor the presentation and impact of significant risks and uncertainties associated with the business of the Corporation, all alternative treatments of financial information within GAAP that have been discussed with Management, the material assumptions made by management relating to them and their effect on the financial statements of the Corporation.

•	Question Management and the Auditor regarding financial reporting issues discussed during the fiscal period.

•	Review any problems experienced by Auditors in performing audits.

•	Review and discuss the audited annual financial statements in conjunction with the Auditor and review with Management all significant variances between comparative reporting periods.

•	Review all other material written communications between the Auditor and Management, including the post audit or management letter containing the recommendations of the Auditor, Management’s response and, subsequently, follow-up identified weaknesses.

•	Engage the Auditor to review all interim financial statements before release to public and regulatory authorities.

•	Review and discuss the Auditor’s report and the related MD&A for the audited annual and interim financial statements with Management and the Auditor.

•	Review with representatives of management and representatives of the Auditor all public disclosure documents containing audited or unaudited financial information before release including (without limitation): any earnings press releases, Prospectus, Annual Report, Proxy Statement, Forms 10Q and 10K and or any other documents required to be filed with regulatory agencies and, where appropriate, make recommendations or reports thereon to the Board.

•	Review with Management the Corporation’s relationship with regulators and the timeliness and accuracy of Corporate filings with regulatory authorities.

•	Discuss the effect of off-balance-sheet transactions, arrangements, obligations (including contingent liabilities) and other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Corporation’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses.

•	Review with Management all related party transactions and ensure the development of policies and procedures related to those transactions.

•	Review with the Chief Legal Officer of the Corporation any actual or anticipated litigation or other legal events that could have a material effect on the Corporation’s financial statements.

•	Review with Management and the Auditor any correspondence with regulators or governmental agencies, employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(c)	Internal Controls: The Committee will oversee the design and implementation of an effective system of internal controls, and will:

•	Establish, monitor and review policies and procedures for internal accounting, financial control and management information (“Internal Controls”).

•	Consult with the Auditor regarding the adequacy the Corporation’s Internal Controls and review with the Auditor its report on Internal Controls.

•	Review with Management its philosophy with respect to Internal Controls and, on a regular basis, address any perceived shortcomings in those Internal Controls.

•	Obtain from Management adequate assurances that all statutory payments and withholdings have been made.

•	Review any proposal by management to establish an internal audit function and establish policies and procedures to enhance the effectiveness of that function.

•	Review the Auditor’s Internal Control report, (including the Auditor’s attestation of that report required to be filed with regulators) and review the issues raised in that report and any steps taken to deal with those raised.

(d)	Risk Management: The Committee will review and consider the guidelines and policies to govern the process by which the Corporation undertakes risk assessment and management, and will:

•	Identify the risks inherent in the business of the Corporation.

•	Establish, monitor and review policies and procedures necessary to address, as much as is reasonably possible, those identified risks.

•	In conjunction with Management, review on an annual basis all aspects of the Corporation’s risk management program, including all significant policies and procedures relating to insurance coverage, foreign exchange exposures, and investments (including its use of financial risk management instruments).

(e)	Relations with Management: The Committee will ensure that it coordinates its activities with Management on audit and financial matters, and will:

•	Meet regularly with Management at least quarterly to discuss any areas of concern to the Committee or Management.

•	Review and assess the quality of the executives involved in the financial reporting process.

•	Ensure that Management provides the necessary funding to the Committee so that it may independently engage and remunerate the Auditor and any advisors.

•	Review and report to the Board, on a quarterly basis, the expenses incurred by the Chief Executive Officer of the Corporation, and ensure that procedures are in place so that the Chief Executive Officer of the Corporation reviews all expenses incurred by the senior officers of the Corporation.

(f)

Complaints Procedure: The Committee will ensure that the Corporation has and maintains a satisfactory procedure for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and will ensure that the Corporation has a satisfactory procedure for the confidential, anonymous submission of concerns by employees of the Corporation regarding accounting, internal accounting controls, or auditing matters.

4.    CHAIRPERSON

The Board will appoint a member as Chairperson of the Committee on an annual basis. In the Chairperson’s absence, or if the position is vacant, the Committee may select another member as Chairperson. The Chairperson must have Accounting or Financial Expertise. The Chairperson will have the right to exercise all powers of the Committee between meetings but will attempt to involve all other members as appropriate prior to the exercise of any powers and will, in any event, advise all other members of any decisions made or powers exercised.

5.    MEETINGS

The Committee will determine the date, time and place of its meetings, but will meet at least four times during the Corporation’s fiscal year for the purpose of reviewing both interim and final financial statements for that year, prior to their filing with regulatory agencies and disclosure to the public. The Committee may meet on not less than 48 hours written or verbal notice from the Chairperson to all members and any invitees or, in accordance with the provisions of the Canada Business Corporations Act, upon not less than 7 days written notice from the Auditor (or without notice if all persons entitled to notice have waived or are deemed to have waived such notice). If the Chairperson is absent, or if the position is vacant, any member may call a meeting. The Committee may establish those procedures for the conduct of its business as it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the second, or casting vote in addition to his or her original vote. The Auditor of the Corporation will have the right to be given notice of, and attend, every meeting of the Committee. The Committee will have the right to compel the attendance of any member of Management to attend any meeting and may invite any person to attend any meeting of the Committee.

6.    QUORUM

A majority of members of the Committee, including at least one member with Accounting or Financial Expertise, constitute a quorum for the transaction of business.

7.    EXPERTS & ADVISORS

The Committee may retain or appoint, at the Corporation’s expense, such experts and advisors as it deems necessary to carry out its duties and shall determine the compensation to be paid to any experts or advisors employed by the Committee.

8.    REMOVAL & VACANCY

Any member may be removed and replaced at any time by the Board, and will automatically cease to be a member as soon as the member ceases to be a Director. The Board will fill vacancies in the Committee by appointment from among qualifying members of the Board. Subject to quorum requirements, if a vacancy exists on the Committee, the remaining members will exercise all its powers.

9.    SECRETARY & MINUTES

The Secretary of the Corporation, or such other person as may be appointed by the Chairperson of the Committee, will act as Secretary of the Committee. The minutes of the Committee will be in writing and duly entered in the books of the Corporation following review by the Chief Legal Officer of the Corporation. The minutes of the Committee will be circulated to all other members of the Board, redacted as may be determined necessary by the Chairperson to excise any sensitive personnel information not otherwise material to the Board.